                                 EXHIBIT 10.15









                   ESSEX INVESTMENT MANAGEMENT COMPANY, LLC

           AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                MARCH 20, 1998

                   ESSEX INVESTMENT MANAGEMENT COMPANY, LLC
           AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                               TABLE OF CONTENTS

                                                                         Page

ARTICLE I -- DEFINITIONS...............................................     1
    Section 1.1    Definitions.........................................     1

ARTICLE II -- ORGANIZATION AND GENERAL PROVISIONS......................    11
    Section 2.1    Continuation........................................    11
    Section 2.2    Name................................................    11
    Section 2.3    Term................................................    12
    Section 2.4    Registered Agent and Registered Office..............    12
    Section 2.5    Principal Place of Business.........................    12
    Section 2.6    Qualification in Other Jurisdictions................    12
    Section 2.7    Purposes and Powers.................................    12
    Section 2.8    Title to Property...................................    13

ARTICLE III -- MANAGEMENT OF THE LLC...................................    13
    Section 3.1    Management in General...............................    13
    Section 3.2    Management Committee of the LLC.....................    16
    Section 3.3    Officers of the LLC.................................    19
    Section 3.4    Employees of the LLC................................    19
    Section 3.5    Operation of the Business of the LLC................    20
    Section 3.6    Compensation and Expenses of the Members............    23
    Section 3.7    Other Business of the Manager Member and its
                        Affiliates.....................................    24
    Section 3.8    Non-Manager Members and Non Solicitation
                        Agreements.....................................    24
    Section 3.9    Non Solicitation and Non Disclosure by Non-Manager
                        Members and Employee Stockholders..............    24
    Section 3.10   Remedies Upon Breach................................    27
    Section 3.11   Repurchase Upon Termination of Employment or
                        Transfer by Operation of Law...................    28
    Section 3.12   No Employment Obligation............................    33
    Section 3.13   Capitalization of Excess Operating Cash Flow........    33
    Section 3.14   Miscellaneous.......................................    33

ARTICLE IV -- CAPITAL CONTRIBUTIONS;
    CAPITAL ACCOUNTS AND ALLOCATIONS; DISTRIBUTIONS....................    34
    Section 4.1    Capital Contributions...............................    34
    Section 4.2    Capital Accounts; Allocations.......................    35
    Section 4.3    Distributions.......................................    38
    Section 4.4    Distributions Upon Dissolution; Establishment of a
                        Reserve Upon Dissolution.......................    40

                                         (i)

                                                                         Page
                                                                         ----

    Section 4.5    Proceeds from Capital Contributions and the Sale
                        of Securities; Insurance Proceeds; Certain
                        Special Allocations............................    41
    Section 4.6    Federal Tax Allocations.............................    42

ARTICLE V -- TRANSFER OF LLC INTERESTS BY NON-MANAGER MEMBERS;
    RESIGNATION, REDEMPTION AND WITHDRAWAL BY NON-MANAGER MEMBERS;
    ADMISSION OF ADDITIONAL NON-MANAGER MEMBERS........................    43
    Section 5.1    Assignability of Interests..........................    43
    Section 5.2    Substitute Non-Manager Members......................    45
    Section 5.3    Allocation of Distributions Between Assignor and
                        Assignee; Successor to Capital Accounts........    45
    Section 5.4    Resignation, Redemptions and Withdrawals............    46
    Section 5.5    Issuance of Additional LLC Interests................    46
    Section 5.6    Additional Requirements to Transfer or Issuance.....    47
    Section 5.7    Representation of Members...........................    47

ARTICLE VI -- TRANSFER OF LLC INTERESTS BY THE MANAGER MEMBER;
    REDEMPTION, REMOVAL AND WITHDRAWAL.................................    48
    Section 6.1    Assignability of Interest...........................    48
    Section 6.2    Resignation, Redemption, and Withdrawal.............    49

ARTICLE VII -- PUT OF LLC INTERESTS....................................    49
    Section 7.1    Puts................................................    49
    Section 7.2    Election Rights of Non-Manager Members to Receive
                        AMG Stock......................................    52
    Section 7.3    Registration Rights.................................    54
    Section 7.4    Restrictions........................................    57
    Section 7.5    Limitation of Registration Rights...................    58
    Section 7.6    Option of Receiving Future Piggyback Registration
                        Rights.........................................    58
    Section 7.7    Calls...............................................    58

ARTICLE VIII -- DISSOLUTION AND TERMINATION............................    59
    Section 8.1    No Dissolution......................................    59
    Section 8.2    Events of Dissolution...............................    59
    Section 8.3    Notice of Dissolution...............................    59
    Section 8.4    Liquidation.........................................    59
    Section 8.5    Termination.........................................    60
    Section 8.6    Claims of the Members...............................    60

ARTICLE IX -- RECORDS AND REPORTS......................................    60
    Section 9.1    Books and Records...................................    60
    Section 9.2    Accounting..........................................    60

                                         (ii)

                                                                         Page
                                                                         ----

    Section 9.3    Financial and Compliance Reports....................    60
    Section 9.4    Meetings............................................    61
    Section 9.5    Tax Matters.........................................    61

ARTICLE X -- LIABILITY, EXCULPATION AND INDEMNIFICATION................    62
    Section 10.1   Liability...........................................    62
    Section 10.2   Exculpation.........................................    62
    Section 10.3   Fiduciary Duty......................................    63
    Section 10.4   Indemnification.....................................    63
    Section 10.5   Notice; Opportunity to Defend and Expenses..........    64
    Section 10.6   Miscellaneous.......................................    65

ARTICLE XI -- MISCELLANEOUS............................................    65
    Section 11.1   Notices.............................................    65
    Section 11.2   Successors and Assigns..............................    65
    Section 11.3   Amendments..........................................    65
    Section 11.4   No Partition........................................    66
    Section 11.5   No Waiver; Cumulative Remedies......................    66
    Section 11.6   Dispute Resolution..................................    66
    Section 11.7   Prior Agreements Superseded.........................    67
    Section 11.8   Captions............................................    67
    Section 11.9   Counterparts........................................    67
    Section 11.10  Applicable Law; Jurisdiction........................    67
    Section 11.11  Interpretation......................................    67
    Section 11.12  Severability........................................    67
    Section 11.13  Creditors...........................................    67

EXHIBITS

Exhibit A     --   Incentive Program
Exhibit B     --   Form of Non Solicitation/Non Disclosure Agreement for
                   Employee Stockholders
Exhibit C     --   Form of Promissory Note for Repurchases


SCHEDULES
---------

Schedule A    --   LLC Points and Capital Contribution
Schedule B    --   Model Repurchase Calculation

                                        (iii)

                   ESSEX INVESTMENT MANAGEMENT COMPANY, LLC

           AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                   ----------------------------------------
                   ----------------------------------------

     This Limited Liability Company Agreement (the "Agreement") of Essex Investment Management Company, LLC (the "LLC" or the "Company") is made and entered into as of March 20, 1998 (the "Effective Date"), by and among the persons identified as the Manager Member and the Non-Manager Members on Schedule A attached hereto as members of the LLC, and the Persons who become members of the LLC in accordance with the provisions hereof.

     WHEREAS, a limited liability company has been formed pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code Section 18-101, et seq., as it may be amended from time to time and any successor to such Act (the "Act"), by filing a Certificate of Formation of the LLC with the office of the Secretary of State of the State of Delaware on January 12, 1998, and entering into a Limited Liability Company Agreement of the LLC, dated as of January 12, 1998; and

     WHEREAS, pursuant to the Merger Agreement, Constitution Merger Sub, Inc. a Massachusetts corporation and a wholly owned subsidiary of Affiliated Managers Group, Inc. ("Merger Sub"), is being merged with and into Essex Investment Management Company, Inc., a Massachusetts corporation ("Essex"), effective as of the Closing (as defined in the Merger Agreement) and the Members desire to continue the LLC as a limited liability company under the Act with Essex as Manager Member, and to amend and restate the Limited Liability Company Agreement of the LLC, dated as of January 12, 1998 in its entirety.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants hereinafter set forth, the parties hereby agree as follows:

                           ARTICLE I -- DEFINITIONS.

     Section 1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

     "1940 Act" shall mean the Investment Company Act of 1940, as it may be amended from time to time, and any successor to such act.

     "Act" shall have the meaning set forth in the preamble of this Agreement.

     "Additional Non-Manager Members" shall have the meaning specified in
Section 5.5.

     "Advisers Act" shall mean the Investment Advisers Act of 1940, as it may be amended from time to time, and any successor to such act.

     "Affiliate" shall mean, with respect to any person or entity (herein the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote twenty-five percent (25%) or more of the outstanding voting securities of such person or entity, or (b) otherwise direct the management or policies of such person or entity by contract or otherwise.

     "Agreement" shall mean this Limited Liability Company Agreement, as it may from time to time be amended, supplemented or restated.

     "AMG" shall mean Affiliated Managers Group, Inc., a Delaware corporation, and any successors or assigns thereof.

     "AMG Stock" shall have the meaning specified in Section 7.2(a) hereof.

     "Asserted Liability" shall have the meaning specified in Section 10.5(a) hereof.

     "Capital Account" shall mean the capital account maintained by the LLC with respect to each Member in accordance with the capital accounting rules described in Section 4.2 hereof.

     "Capital Contribution" shall mean, as to each Member, the amount of money and/or the agreed fair market value of any property (net of any liabilities encumbering such property that the LLC is considered to assume or take subject to) contributed to the capital of the LLC by such Member.

     "Certificate" shall mean the original Certificate of Formation of the LLC required under the Act, as such Certificate may be amended and/or restated from time to time.

     "Claims Notice" shall have the meaning specified in Section 10.5(a) hereof.

     "Client" shall mean all Past Clients, Present Clients and Potential Clients, subject to the following general rules: (i) with respect to each Client, the term shall also include any persons or entities which are known to the Employee Stockholder to be Affiliates of such Client or persons who are members of the Immediate Family of such Client or any of its Affiliates;
(ii) with respect to any collective investment vehicle other than an investment company registered under the Investment Company Act of 1940, as amended, the term shall also include any investor or participant in such Client; and (iii) with respect to so-called "wrap programs," both the sponsor of the program and the underlying participants in the program (or clients who have selected the LLC or a Controlled Affiliate under their contract with the sponsor) shall be included as Clients.

     "Code" or "Internal Revenue Code" shall mean the United States Internal Revenue Code of 1986, as from time to time amended, and any successor thereto, together with all regulations promulgated thereunder.

     "Committee Vote" shall have the meaning specified in Section 3.2(b)(iv) hereof.

     "Controlled Affiliate" shall mean, with respect to a Person, any Affiliate of such Person under its "control," as the term "control" is defined in the definition of Affiliate.

     "Controlling Person" shall have the meaning specified in Section 7.3(e) hereof.

     "Covered Person" shall mean a Member, any Affiliate of a Member, any officer, director, shareholder, partner, employee or member of a Member or any of its Affiliates, or any Officer.

     "Earned Performance Fee" shall mean, for each Performance Account, with respect to a calendar quarter in which any "carried interest," special performance allocation or other profit allocation or any "performance fee" (in each case as set forth in the investment contract with, or organizational document of, a Performance Account) has been definitively allocated to or earned by the LLC and is no longer subject to any offset or reduction, an amount equal to the product of (a) that "carried interest" or other profit allocation or any "performance fee" and (b) the Free Cash Flow Percentage.

     "Effective Date" shall have the meaning specified in the preamble of this Agreement.

     "Eligible Person" shall have the meaning specified in Section 3.2(b)(i) hereof.

     "Employee Stockholder" shall mean (a) in the case of a Non-Manager Member which is an individual, such Non-Manager Member, and (b) in the case of a Non-Manager Member which is not an individual, that certain employee of the LLC who is the owner of all the issued and outstanding capital stock of such Non-Manager Member, and is listed as such on Schedule A hereto, including such employee after such employee transfers his or her interest in such Non-Manager member to a Permitted Transferee.

     "Employment Agreement" shall have the meaning ascribed thereto in the Merger Agreement.

     "Essex" shall have the meaning specified in the preamble of this Agreement.

     "Fair Market Value" shall mean such fair market value as the Manager Member may reasonably determine (or, for purposes of Section 4.4 hereof, if there shall be no Manager Member, the Liquidating Trustee) with the consent of the Management Committee (which consent shall not be unreasonably withheld) or, in the absence of such determination and consent, as determined by an appraiser jointly selected by the Manager Member and the Management Board.

     "For Cause" shall mean, with respect to the termination of an Employee Stockholder's employment with the LLC, or his removal from the Management Committee or from his position as an Officer, any of the following:

               (a) The Employee Stockholder has engaged in (i) any criminal offense which is classified as a felony (or its equivalent under the laws or regulations of any country or political subdivision thereof), or
     (ii) any other criminal offense which involves a violation of federal or state securities laws or regulations (or equivalent laws or regulations of any country or political subdivision thereof), embezzlement, fraud, wrongful taking or misappropriation of property, theft, or any other crime involving dishonesty and has been convicted (whether or not subject to appeal) or pled nolo contendere (or any similar plea) to any criminal offense in connection with or relating to such act;

               (b) The Employee Stockholder has persistently and willfully failed to perform his or her duties or failed to devote substantially all of his or her working time to the performance of such duties (except, in the case of an Employee Stockholder who is a party to an Employment Agreement or a Non-Solicitation Agreement, as may be specifically permitted by the terms of such Employment Agreement or a Non-Solicitation Agreement); or

               (c) The Employee Stockholder has (i) engaged in a Prohibited Competition Activity, (ii) violated or breached any material provision of his or her Employment Agreement or Non Solicitation Agreement or
     (iii) engaged in any of the activities prohibited by Section 3.9 hereof.

     "Free Cash Flow" shall mean, for any period, the Free Cash Flow Percentage multiplied by the Revenues From Operations of the LLC for such period.

     "Free Cash Flow Expenditure" shall have the meaning specified in Section 3.5(a) hereof.

     "Free Cash Flow Percentage" shall mean fifty-two percent (52%).

     "Governmental Authority" shall mean any foreign, federal, state or local court, governmental authority or regulatory body.

     "Holders" shall have the meaning specified in Section 7.3(a) hereof.

     "Immediate Family" shall mean, with respect to any natural person, (a) such person's spouse, parents, grandparents, children, grandchildren and siblings and (b) such person's former spouse(s) and current spouses of such person's children, grandchildren and siblings and (c) estates, trusts, partnerships and other entities of which substantially all of the interest is held directly or indirectly by the foregoing.

     "Incentive Program" shall mean the Essex Investment Management Company, LLC Incentive Program in the form attached hereto as Exhibit A. On the Effective Date, there are the sixty eight (68) LLC Points held by the Manager Member that are designated as available for transfer pursuant to the Incentive Program.

     "Indebtedness" shall mean, with respect to a Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under any financing leases, (d) all obligations of such person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person under noncompetition agreements reflected as liabilities on a balance sheet of such Person in accordance with generally accepted accounting principles, (f) all liabilities secured by any Lien on any property owned by such Persons even though such Person has not assumed or otherwise become liable for the payment thereof, and (g) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations.

     "Independent Public Accountants" shall mean any independent certified public accountant satisfactory to the Manager Member and retained by the LLC.

     "Initial Members" shall mean those Persons which are Members on the Effective Date.

     "Initial LLC Points" means, with respect to a Non-Manager Member (including his (or its) Related Non-Manager Members) and their respective Permitted Transferees, those LLC Points held by such Non-Manager Member and his (or its) Related Non-Manager Members in the LLC on the Effective Date, provided that LLC Points shall cease to be Initial LLC Points from and after the date on which they are acquired by the Manager Member (or its assignee).

     "Initial Put LLC Points" shall have the meaning specified in Section 7.1(d) hereof.

     "Intellectual Property" shall have the meaning specified in Section 3.9(d) hereof.

     "Investment Management Services" shall mean any services which involve
(a) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds, other than services provided on an isolated basis without receipt of compensation for such isolated services, or (b) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds).

     "IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, restriction, claim, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

     "Liquidating Trustee" shall have the meaning specified in Section 8.4 hereof.

     "LLC" means Essex Investment Management Company, LLC, the limited liability company heretofore formed and continued under and pursuant to the Act and this Agreement, as the same may be amended and/or restated from time to time.

     "LLC Contribution" shall have the meaning ascribed thereto in the Merger Agreement.

     "LLC Contribution Agreement" shall have the meaning ascribed thereto in the Merger Agreement.

     "LLC Interest" means a Member's limited liability company interest in the LLC, which includes such Member's LLC Points as well as such Member's Capital Account and other rights under this Agreement and the Act.

     "LLC Points" shall mean, as of any date, with respect to a Member, the number of LLC Points of such Member as set forth on Schedule A hereto, as amended from time to time in accordance with the terms hereof, and as in effect on such date.

     "LLC Repurchase" shall have the meaning specified in Section 3.11(a) hereof.

     "Maintenance Fees"shall mean, for any period, the product of (a) the Revenues From Operations for that period minus the Performance Fees for that period and (b) the Free Cash Flow Percentage.

     "Majority Vote" shall mean the affirmative approval, by vote or written consent, of Non-Manager Members holding a majority of the outstanding Vested LLC Points then held by all Non-Manager Members.

     "Management Committee" shall have the meaning specified in Section 3.2(a) hereof.

     "Manager Member" shall mean Essex Investment Management Company, Inc., and any Person who becomes a successor Manager Member as provided herein.

     "Members" shall mean any Person admitted to the LLC as a "member" within the meaning of the Act, which includes the Manager Member and the Non-Manager Members, unless otherwise indicated, and includes any Person admitted as an Additional Non-Manager Member or a substitute Non-Manager Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the LLC, unless otherwise indicated. For purposes of the Act, the Members shall constitute one (1) class or group of members.

     "Merger Agreement" shall mean that certain Agreement and Plan of Reorganization dated as of January 15, 1998, as amended, by and among Affiliated Managers Group, Inc., Merger Sub, Essex Investment Management Company, Inc. and certain stockholders of Essex Investment Management Company, Inc., as the same has been amended from time to time.

     "NASD" shall have the meaning specified in Section 7.3(d) hereof.

     "Net Assets" shall mean, with respect to a Performance Account the assets in such Performance Account, net of the liabilities of such Performance Account (if any), on the measurement date, with such assets and liabilities valued in accordance with the valuation rules applicable to the calculation of the Earned Performance Fee for such Performance Account.

     "Non-Manager Member" shall mean any Person who is or becomes a Non-Manager Member pursuant to the terms hereof, unless otherwise indicated.

     "Non Solicitation Agreement" shall have the meaning set forth in Section
3.8 hereof.

     "Notice Deadline" shall have the meaning specified in Section 7.1(d) hereof.

     "Notices" shall have the meaning specified in Section 11.1 hereof.

     "Officers" shall have the meaning specified in Section 3.3(a) hereof.

     "Operating Cash Flow" shall mean, for any period, an amount equal to the positive difference, if any, between Revenues From Operations of the LLC for such period and Free Cash Flow for such period.

     "Option Exercise" shall have the meaning specified in Section 7.1(c) hereof.

     "Option Put LLC Points" shall have the meaning specified in Section 7.1(d) hereof.

     "Past Client" shall mean at any particular time, any Person who at any point prior to such time had been an advisee or investment advisory customer of, or recipient of Investment Management Services from, the LLC (including, without limitation, its predecessor, Essex Investment Management Company, Inc.) or a Controlled Affiliate of the LLC but at such time is not an advisee or investment advisory customer or client of, or recipient of Investment Management Services from, the LLC or a Controlled Affiliate of the LLC.

     "Performance Account" shall mean any contract or agreement (including, without limitation, a partnership or limited liability company or other similar agreement) pursuant to which the LLC or a Controlled Affiliate of the LLC provides investment advice, directly or indirectly, and pursuant to which the LLC or such an Affiliate is or becomes entitled to receive a Performance Fee.

     "Performance Account Adjustment" shall mean, for each Performance Account, and with respect to a calendar quarter, an amount equal to the sum for all months in that calendar quarter, of an amount equal to (i) the Performance Fee which the LLC or a Controlled Affiliate would have been entitled to if the Net Assets in such Performance Account on the first business day of the month had increased ten percent (10%) over a twelve (12) month period due solely to market performance, and assuming that there were no offsets or other adjustments (whether on account of additions, withdrawals, historic under performance of the Performance Account (including so-called "high-water" marks) or otherwise), divided by (ii) twelve (12), with appropriate adjustments being made for any partial quarter (or other period) with respect to which a calculation of Performance Account Adjustment must be made.

     "Performance Fee" shall mean (i) any "carried interest", special performance allocation or other gain (net of losses) allocated (directly or indirectly) to the LLC or a Controlled Affiliate (other than allocations that are made pro-rata based on capital to all partners, members, beneficiaries or other holders of similar economic interests in the Person), or (ii) any "performance fee" or other payment based, in whole or in part, on the investment performance of a Client or Client's account

     "Permanent Incapacity" shall mean, with respect to an Employee Stockholder, that such Employee Stockholder has been permanently and totally unable, by reason of injury, illness or other similar cause (determined pursuant to the process set forth in the following sentence) to have performed his or her substantial and material duties and responsibilities for a period of three hundred sixty-five (365) consecutive days, which injury, illness or similar cause (as determined pursuant to such process) would render such Employee Stockholder incapable of operating in a similar capacity in the future. The foregoing determination shall be made by a licensed physician selected by the Manager Member; provided, however, that if the LLC has purchased lump-sum key-man disability insurance with respect to such Employee Stockholder, which policy is then in effect, then such determination shall be made either (i) by an agreement between such physician and a physician selected by the insurance company with which the LLC has entered into a lump-sum key-man disability policy with respect to such Employee Stockholder, or, if the two physicians cannot arrive at an agreement, a third physician will be chosen by the first two physicians, and the majority decision of the three physicians will then be binding), or (ii) if the LLC has entered into a lump-sum key-man disability policy with respect to such Employee Stockholder, and a different procedure is then required under such policy, then by using such other procedure as may then be required by such insurance company.

     "Permitted Transferee" shall mean, with respect to any Non-Manager Member, its transferees pursuant to the provisions of Sections 5.1(b) and 5.1(c) hereof and, to the extent set forth in any consent of the Manager Member pursuant to Section 5.1(a), its transferees pursuant to Section 5.1(a) hereof.

     "Person" means any individual, partnership (limited or general), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

     "Potential Client" shall mean, at any particular time, any Person to whom the LLC (including, without limitation, its predecessor, Essex Investment Management Company, Inc.) or any of its Controlled Affiliates, through any of their officers, employees, agents or consultants (or persons acting in any similar capacity), has, within five years prior to such time, offered (whether by means of a personal meeting or written proposal) to serve as investment adviser or otherwise provide Investment Management Services, but who is not at such time an advisee or investment advisory customer of, or recipient of Investment Management Services from, the LLC or any of its Controlled Affiliates. The preceding sentence is meant to exclude form letters, blanket mailings, cold calls and initial marketing efforts that do not result in a request by the recipient for further information or a presentation.

     "Present Client" shall mean, at any particular time, any Person who is at such time an advisee or investment advisory customer of, or recipient of Investment Management Services from, the LLC or any of its Controlled Affiliates.

     "Prohibited Competition Activity" shall mean any of the following activities:

          (a) directly or indirectly, whether as owner, part owner, member, director, officer, trustee, employee, agent or consultant for or on behalf of any Person other than the LLC or any Affiliate of the LLC: (i) diverting or taking away any funds or investment accounts with respect to which the LLC or any Controlled Affiliate of the LLC is performing investment management or advisory services; or (ii) soliciting any Person to divert or take away any such funds or investment accounts; or

          (b) directly or indirectly, whether as owner, part owner, partner, member director, officer, trustee, employee, agent or consultant, for or on behalf of any Person other than the LLC or any Controlled Affiliate of the LLC, performing any Investment Management Services (provided that an Employee Stockholder who directly performs Investment Management Services for his or her own account or a member of his or her Immediate Family without a fee or other remuneration, shall not be considered to have engaged in a Prohibited Competition Activity);

     "Purchase Date" shall have the meaning specified in Section 7.1(b) hereof.

     "Put" shall have the meaning specified in Section 7.1(a) hereof.

     "Put LLC Points" shall have the meaning specified in Section 7.1(d) hereof.

     "Put Notice" shall have the meaning specified in Section 7.1(d) hereof.

     "Put Price" shall have the meaning specified in Section 7.1(e) hereof.

     "Receipts Account" shall have the meaning specified in Section 4.3(b) hereof.

     "Registrable Securities" shall have the meaning specified in Section 7.3(b) hereof.

     "Registration" shall have the meaning specified in Section 7.3(a) hereof.

     "Registration Expenses" shall have the meaning specified in Section 7.3(d) hereof.

     "Registration Statement" shall have the meaning specified in Section 7.3(a) hereof.

     "Related Non-Manager Member" shall mean, with respect to any Non-Manager Member who is also an employee of the LLC, any member of his Immediate Family that is a Transferee or Non-Manager Member, which member of the Immediate Family is not also a full-time employee of the LLC.

     "Repurchase" shall mean a purchase or repurchase of LLC Interests made pursuant to Section 3.11(a).

     "Repurchase Closing Date" shall have the meaning specified in Section 3.11(b) hereof.

     "Repurchased Member" shall have the meaning specified in Section 3.11(a).

     "Repurchase Price" shall have the meaning specified in Section 3.11(c).

     "Retirement" shall mean, with respect to an Employee Stockholder, the termination by such Employee Stockholder of such Employee Stockholder's employment with the LLC and its Affiliates: (a) after the date such Employee Stockholder shall have been continuously employed by the LLC for a period of fifteen (15) years commencing with the later of the Effective Date or the date such Employee Stockholder commenced his or her employment with the LLC (including its predecessor, Essex Investment Management Company, Inc.), as applicable, and (b) pursuant to a written notice given to the LLC and the Manager Member not less than one (1) year prior to the date of such termination. Notwithstanding the foregoing, with respect to Joseph C. McNay, Stephen R. Clark or Stephen D. Cutler, the term "Retirement" shall mean the termination by him of his employment with the LLC after the tenth (10) anniversary of the Effective Date and pursuant to a written notice given to the LLC and the Manager Member not less than one (1) year prior to the date of such termination.

     "Revenues From Operations" shall mean, for any period, the gross revenues of the LLC (except as set forth herein), determined on an accrual basis in accordance with generally accepted accounting principles consistently applied (but including other income such as interest, dividend income and gains on the sale of assets); provided, however, that Revenues From Operations shall be determined without regard to (a) proceeds during such period from the sale, exchange or other disposition of all, or a substantial portion of, the assets of the LLC, (b) revenues from the issuance by the LLC of additional LLC Points, other LLC Interests, or other securities issued by the LLC, and (c) payments received pursuant to any insurance policies other than with respect to business interruption insurance.

     "SEC" shall mean the Securities and Exchange Commission, and any successor Governmental Authority thereto.

     "Securities Act" shall mean the Securities Act of 1933, as it may be amended from time to time, and any successor thereto.

     "Suspension Period" shall have the meaning specified in Section 7.4(c) hereof.

     "Transfer" shall have the meaning specified in Section 5.1 hereof.

     "Unanimous Termination Decision" shall mean a determination with the prior written consent of the Manager Member and the unanimous vote of the Management Committee (including any member(s) thereof who may be the subject of the determination), that an Employee shall be terminated from employment by the LLC for any reason (including unsatisfactory performance) or for no reason.

     "Vested LLC Points" shall mean, at any time and with respect to any Member, the number of LLC Points held by such Member which have vested at such time, as determined pursuant to an agreement among the LLC, the Manager Member and such Member in connection with the issuance of such LLC Points. The number of Vested LLC Points held by each member and the vesting schedule with respect to LLC Points which are not vested, shall be indicated on Schedule A hereto, which Schedule shall be updated by the Manager member as additional LLC Points are issued and/or vest from time to time.

     In addition to the foregoing, other capitalized terms used in this Agreement shall have the meaning ascribed thereto in the text of this Agreement.


              ARTICLE II -- ORGANIZATION AND GENERAL PROVISIONS.

     Section 2.1    Continuation.

          (a) The Members hereby agree to continue the LLC as a limited liability company under and pursuant to the provisions of the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

          (b) Upon the execution of this Agreement or a counterpart of this Agreement, the Initial Members shall continue as members of the LLC.

          (c) The name, LLC Points and Capital Contribution of each Member (including the agreed value of such Capital Contribution) shall be listed on Schedule A attached hereto. The Manager Member shall update Schedule A from time to time as it deems necessary, to accurately reflect the information to be contained therein. Any amendment or revision to Schedule A shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

          (d) The Manager Member, as an authorized person within the meaning of the Act, shall execute, deliver and file any certificates required or permitted by the Act to be filed in the office of the Secretary of State of the State of Delaware.

     Section 2.2 Name. The name of the LLC heretofore formed and continued hereby is Essex Investment Management Company, LLC. At any time, the Management Committee may, with the prior consent of the Manager Member, change the name of the LLC. The business of the LLC may be conducted upon compliance with all applicable laws under any other name designated by the Management Committee with the prior written consent of the Manager Member.

     Section 2.3 Term. The term of the LLC commenced on the date the Certificate was filed in the Office of the Secretary of State of the State of Delaware and shall continue until the LLC is dissolved in accordance with the provisions of this Agreement.

     Section 2.4 Registered Agent and Registered Office. The LLC's registered agent and registered office in Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. At any time, the Manager Member may designate another registered agent and/or registered office.

     Section 2.5 Principal Place of Business. The principal place of business of the LLC shall be at 125 High Street, Boston, Massachusetts. At any time, the Management Committee may change the location of the LLC's principal place of business; provided, however, that if the principal place of business is to be located outside of Boston, Massachusetts, such action must be approved by the Manager Member.

     Section 2.6 Qualification in Other Jurisdictions. The Management Committee shall cause the LLC to be qualified or registered (under assumed or fictitious name if necessary) in any jurisdiction in which the LLC transacts business or in which such qualification, formation or registration is required.

     Section 2.7 Purposes and Powers. The principal business activity and purposes of the LLC shall initially be to engage in the investment advisory and investment management business and any businesses related thereto or useful in connection therewith. In addition, the LLC shall have the authority to engage in any other lawful business, purpose or activity permitted by the Act that is agreed upon in writing by the Manager Member and the Management Committee. The LLC shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any Person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC, including without limitation the following powers:

          (a) to conduct its business and operations and to have and exercise the powers granted to a limited liability company by the Act in any state, territory or possession of the United States or in any foreign country or jurisdiction;

          (b) to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

          (c) to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned or invested;

          (d) to make contracts, including contracts of insurance, incur liabilities and give guaranties, including without limitation, guaranties of obligations of other Persons who are interested in the LLC or in whom the LLC has an interest;

          (e) to employ Officers, employees, agents and other persons, to fix the compensation and define the duties and obligations of such personnel, to establish and carry out retirement, incentive and benefit plans for such personnel, and to indemnify such personnel to the extent permitted by this Agreement and the Act;

          (f) to make donations irrespective of benefit to the LLC for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes;

          (g) to institute, prosecute, and defend any legal action or arbitration proceeding involving the LLC, and to pay, adjust, compromise, settle, or refer to arbitration any claim by or against the LLC or any of its assets;

          (h) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

          (i) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the LLC;

          (j) to form, sponsor, organize or enter into joint ventures, general or limited partnerships, limited liability companies, trusts and any other combinations or associations formed for investment purposes;

          (k) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purposes of the LLC; and

          (l)  to cease its activities and cancel its Certificate.

     Section 2.8 Title to Property. All property owned by the LLC, real or personal, tangible or intangible, shall be deemed to be owned by the LLC as an entity, and no Member, individually, shall have any ownership of such property.


                     ARTICLE III -- MANAGEMENT OF THE LLC.

     Section 3.1    Management in General.

          (a) The management and control of the business of the LLC shall be vested exclusively in the Manager Member, and the Manager Member shall have exclusive power and authority, in the name of and on behalf of the LLC, to perform all acts and do all things which, in its sole discretion, it deems necessary or desirable to conduct the business of the LLC; with or without the vote or consent of the Members in their capacity as such, except as specifically provided in this Agreement. Members, in their capacity as such, shall have no right to amend or terminate this Agreement or to appoint, select, vote for or remove the Manager Member, the Officers or their agents or to exercise voting rights or call a meeting of the Members, except as specifically provided in this Agreement. No Member other than the Manager Member shall have the power to sign for or bind the LLC to any agreement or document in its capacity as a Member, but the Manager Member may delegate the power to sign for or bind the LLC.

          (b) The Manager Member shall, subject to all applicable provisions of this Agreement and the Act, be authorized in the name of and on behalf of the LLC: (i) to enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements, leases or other instruments for the operation of the LLC's business; and (ii) in general to do all things and execute all documents necessary or appropriate to conduct the business of the LLC as set forth in Section 2.7 hereof, or to protect and preserve the LLC's assets. The Manager Member may delegate any or all of the foregoing powers.

          (c) The Manager Member is required to be a Member, and shall hold office until its resignation in accordance with the provisions hereof. The Manager Member is a "manager" (within the meaning of the Act) of the LLC.
The Manager Member shall devote such time to the business and affairs of the LLC as it deems necessary, in its sole discretion, for the performance of its duties, but in any event, shall not be required to devote full time to the performance of such duties and may delegate its duties and responsibilities as provided in Section 3.3.

          (d) Any action taken by the Manager Member, and the signature of the Manager Member (or an authorized representative thereof) on any agreement, contract, instrument or other document on behalf of the LLC, shall be sufficient to bind the LLC and shall conclusively evidence the authority of the Manager Member and the LLC with respect thereto.

          (e) Any Person dealing with the LLC, the Manager Member or any Member may rely upon a certificate signed by the Manager Member as to (i) the authority of the Manager Member or any Member; (ii) any factual matters relevant to the affairs of the LLC; (iii) the Persons who are authorized to execute and deliver any document on behalf of the LLC; or (iv) any action taken or omitted by the LLC or the Manager Member.

          (f) Notwithstanding the foregoing, the Manager Member shall have no power or authority whatsoever to make investment recommendations to Clients on behalf of the LLC, to execute or cause the execution of any transaction in, or exercise any powers with respect to securities or other instruments or assets held in the accounts of Clients of the LLC, or determine the terms, timing or other conditions on which any such transaction may be recommended or executed into.

          (g) In addition to, and not in limitation of, the Manager Member's powers and authority under this Agreement (including without limitation, pursuant to Section 3.1(a) hereof), the Manager Member shall also have the power, in its reasonable discretion (after consultation with at least one member of the Management Committee to the extent such prior consultation is feasible), to take any or all of the following actions whether or not they involve day-to-day operations, business and activities of the LLC:

               (i) any action it deems reasonably necessary or appropriate to cause the LLC or any Controlled Affiliate of the LLC, or any officer, employee, member, partner, or agent thereof, to comply with applicable laws, rules or regulations, or any such action required by the Manager Member in accordance with its duties hereunder;

               (ii) any action it deems reasonably necessary or appropriate to coordinate any initiative which involves the LLC (or a Controlled Affiliate of the LLC) and the Manager Member, AMG and/or any of their respective Affiliates, but only on such terms and conditions as the participation of the LLC in such initiative has been approved by the Management Committee;

               (iii) any action it deems necessary or appropriate to cause the LLC to fulfill its obligations and exercise its rights under the Merger Agreement;

               (iv) any action it deems necessary or appropriate to cause the LLC to participate in employee benefit plans that are subject to ERISA or require qualification under Section 401 of the Internal Revenue Code in order to make the expenses of such plans deductible and establish or modify the terms of any such plan and any action necessary or desirable in connection therewith, but only to the extent that the Manager Member reasonably believes that such participation or modification is required for the continued qualification of such plan under Section 401(a) of the Code or to make the expense by the LLC under such plans deductible or to comply with ERISA, as the case may be, provided that the Manager Member's power under this paragraph (iv) shall not impair the Management Committee's power and authority to establish or modify any employee benefit arrangement not intended to qualify under
          Section 401 of the Code or subject to ERISA (excluding Title I, Subtitle A and Title I, Subtitle B, Part 1 thereof, to the extent that the establishment or modification of such arrangement does not adversely affect the ability of the Manager Member (or any of its Affiliates) to offer the same or similar employee benefit arrangements to its similarly situated employees;

               (v) any other action that the Manager Member is authorized to take pursuant to the terms of this Agreement (subject to having obtained any required Management Committee approval) and any other action necessary or appropriate to prevent actions that require the Manager Member's consent pursuant to the terms of this Agreement if such consent has not then been given.

     Section 3.2    Management Committee of the LLC.

     (a) The LLC shall have a Management Committee (the "Management Committee"). Subject (i) to the specific rights and powers expressly reserved to the Manager Member in this Agreement (including, without limitation, in Sections 3.1(g) and 3.5(b) hereof), (ii) to the agreement, consent or determination of the Manager Member in any circumstances where such agreement, consent or determination is expressly provided for in this Agreement and (iii) to the provisions of Section 3.1 to the extent necessary or appropriate to effectuate the foregoing, the Manager Member hereby delegates irrevocably, to the greatest extent permitted by applicable law, to the Management Committee all powers and authority of the Manager Member, in the name of and on behalf of the LLC, to perform all acts and do all things necessary or desirable to conduct the business of the LLC. Without in any way limiting the scope of the foregoing delegation, the Management Committee shall have the sole and exclusive power and authority to make recommendations with respect to and to determine which transactions Clients of the LLC shall enter into (and the time at which, the parties with which and the terms on which all such transactions shall be entered into and to exercise any rights, powers and privileges of the LLC with respect to accounts of Clients or any of the securities or other instruments in accounts of Clients) and shall have the power and authority to further delegate any or all of the powers and authorities delegated to it to Officers and employees of the LLC (provided that any such delegation shall be revocable), and to also include, subject to Sections 3.1(g) and 3.5(b) hereof, the power and the authority, in the name of and on behalf of the LLC, to:

               (i) determine the use of the Operating Cash Flow as set forth in Section 3.5(a) below;

               (ii) execute such documents and do such acts as are necessary to register (or provide or qualify for exemptions from any such registrations) or qualify the LLC under applicable Federal and state securities laws;

               (iii) enter into contracts and other agreements with respect to the provision of Investment Management Services and execute other instruments, documents or reports on behalf of the LLC in connection therewith;

               (iv) enter into contracts, agreements and commitments with respect to the operation of the business of the LLC as are consistent with the other provisions of this Agreement and the Act; and

               (v) act for and on behalf of the LLC in all matters incidental to the foregoing and other day-to-day matters.

To effectuate the foregoing, the Management Committee shall have the power ascribed to the Manager Member in Section 3.1(b) (subject to Sections 3.1(g) and 3.5(b) hereof) and Section 3.1(d) and Section 3.1(e) hereof to the extent related thereto.

          (b) The Management Committee shall consist of Non-Manager Members determined as follows:

               (i) The Management Committee shall initially have six (6) members and shall initially consist of Joseph C. McNay, Stephen D. Cutler, Stephen R. Clark, Christopher P. McConnell, R. Daniel Beckham and Colin McNay. The Management Committee may appoint annually a Secretary and/or one or more Assistant Secretaries of the Management Committee. The number of members of the Management Committee may be increased by the Management Committee at any time with notice to the Manager Member. No Person who is not both an active employee or the LLC and a Non-Manager Member (an "Eligible Person") may be, become or remain a member of the Management Committee.

               (ii) Any vacancy in the Management Committee however occurring
                    (including a vacancy resulting from the increase in size of the Management Committee) may be filled by any other Eligible Person elected by a Committee Vote, provided, however, that if more than one Non-Manager Member is available to fill such vacancy, the Manager Member shall have the right to consent as to which Non-Manager Member shall fill such vacancy. In lieu of filling any such vacancy, the Management Committee may determine to reduce the number of members of the Management Committee, but not to a number less than three (3).

              (iii) Members of the Management Committee shall remain members of the Management Committee until their resignation, removal or death. Any member of the Management Committee may resign by delivering his or her written resignation to any member of the Management Committee and the Manager Member. At any time that there are more than three (3) members of the Management Committee, any member of the Management Committee may be removed from such position with or without cause, by the Management Committee acting by a unanimous vote of the Management Committee (with such vote being calculated for all purposes as if the member of the Management Committee whose removal is being considered were not a member of the Management Committee), with the prior written consent of the Manager Member. A Non-Manager Member shall be deemed to have resigned from the Management Committee and shall no longer be a member of the Management Committee immediately upon such Non-Manager Member ceasing to be an active employee of the LLC or otherwise ceasing to be a Non-Manager Member, in each case, for whatever reason.

               (iv) At any meeting of the Management Committee, presence in person or by telephone (or other electronic means) of a majority of the members of the Management Committee shall constitute a quorum. At any meeting of the Management Committee at which a quorum is present, a majority of the members of the Management Committee may take any action on behalf of the Management Committee (any such action taken by such members of the Management Committee being referred to herein as a "Committee Vote"). In the event that the Management Committee is deadlocked and unable to resolve any issue for a period of five days, then the secretary of the Management Committee shall present the issue either (x) to the Non-Manager Members to Vote on such issue and a Majority Vote shall resolve such dispute or, (y) if determined by a Committee Vote, to the Manager Member for resolution. Any action required or permitted to be taken at any meeting of the Management Committee may be taken without a meeting of the Management Committee, if (A) a written consent thereto is signed by all the members of the Management Committee and (B) the Manager Member has been given a copy of such written consent not less than forty-eight (48) hours prior to such action. Notice of the time, date and place of all meetings of the Management Committee shall be given to all members of the Management Committee and the Manager Member at least forty-eight (48) hours in advance of the meeting. A representative of the Manager Member shall be entitled to attend each meeting of the Management Committee. Notice need not be given to any member of the Management Committee or the Manager Member if a waiver of notice is given (orally or writing) by such member of the Management Committee or the Manager Member (as applicable), before, at or after the meeting. Members of the Management Committee are not "managers" (within the meaning of the Act) of the LLC.

               (v) Notwithstanding any other provision hereof to the contrary, the Manager Member shall have full power and authority at any time in its sole discretion (and without the consent or approval of the Management Committee or the Non-Manager Members) to remove, with or without cause, one or more members of the Management Committee or to increase the number of members of the Management Committee and to fill the vacancies created by any such removal or increase with one or more other Non-Manager Members, provided that such removal or increase may only be effected by written notice from the Manager Member to the LLC, which written notice must expressly reference this Section of this Agreement.

     Section 3.3 Officers of the LLC. The Management Committee may designate employees of the LLC as officers of the LLC (the "Officers") as it deems necessary or desirable to carry on the business of the LLC. Any two or more offices may be held by the same Person. New offices may be created and filled by the Management Committee. Each Officer shall hold office until his or her successor is designated by the Management Committee or until his or her earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the LLC and the Manager Member. Any Officer designated by the Management Committee may be removed from his or her office (with or without a concurrent termination of employment) (i) For Cause or not For Cause by the Management Committee (excluding the Person being considered) or (ii) For Cause by the Manager Member, in each case, at any time subject to the terms of such Officer's Employment Agreement with the LLC, if any, and subject to Section 3.1(g) and 3.5(b) hereof. A vacancy in any office occurring because of death, resignation, removal or otherwise may be filled by the Management Committee. Any designation of Officers, a description of any duties delegated to such Officers, and any removal of such Officers by the Management Committee shall be approved by the Management Committee in writing, which shall be delivered to the Manager Member. The Officers are not "managers" (within the meaning of the Act) of the LLC.

     Section 3.4    Employees of the LLC.

          (a) The terms of employment of any employee of the LLC who is not a Non-Manager Member (including, without limitation, with respect to the hiring, promoting, demoting and terminating of such employees), shall be determined by the Management Committee or such Person or Persons to whom the Management Committee may delegate such power and authority (subject, in all instances, to the power of the Management Committee to revoke such delegation in whole or in part (by a Committee Vote that excludes any Person to whom such power and authority has been delegated)), subject, in all cases, to compliance with all applicable laws, rules and regulations and with the provisions of Section 3.5 hereof. Notwithstanding the foregoing, the Manager Member may terminate the employment by the LLC of any employee who has engaged in any activity included in the definition of "For Cause," provided, however, that (i) the Manager Member may not terminate the employment of any such employee without having first consulted with the Management Committee and given written notice to the Management Committee specifying the reasons for such decision and (ii) the Manager Member may not terminate the employment of an employee on account of any activity specified in clause (b) of the definition of "For Cause" without either (A) obtaining the prior consent of the Management Committee or (B) complying with the provisions of the following sentence. If the Manager Member and the Management Committee (excluding the Person whose termination is being considered) cannot, after good faith efforts, agree with respect to the termination of the employment of an employee in the circumstances described in clause (b) of the definition of "For Cause," then such issue shall be finally determined by binding arbitration in accordance with the provisions of Section 11.6 of this Agreement, provided, that such arbitration shall take place no later than fourteen (14) days following the receipt by the Management Committee of written notice from the Manager Member that the Manager Member desires to submit such issue to arbitration, and a final decision with respect to such issue shall be issued within five (5) business days after such arbitration.

          (b) The granting or Transferring of the LLC Interests in connection with any hiring or promotion of any employee shall be subject to the terms and conditions set forth in Articles V and VI hereof.

          (c) Any Person who is a Non-Manager Member may have his or her employment with the LLC terminated by the LLC only: (i) in the case of a termination For Cause, either by the Manager Member or by the Management Committee (excluding the Person whose termination is being considered), with the prior written consent of the Manager Member, or (ii) in the case of any other termination by the LLC, by the Management Committee (excluding for all purposes the Person whose termination is being considered), with the prior written consent of the Manager Member.

     Section 3.5    Operation of the Business of the LLC.

          (a) The Operating Cash Flow of the LLC for any period shall be used by the LLC to provide for and pay its business expenses and expenditures as determined by the Management Committee; including, without limitation, compensation and benefits to its employees (including the Officers) and expenses and compensation of consultants, vendors and service providers selected by or pursuant to the authority of the Management Committee.
Without the prior written consent of the Manager Member (which written consent makes specific reference to this Section 3.5(a)), the LLC shall not incur (and the Employee Stockholders shall use commercially reasonable efforts to prevent the LLC from incurring) any expenses or take any action to incur other obligations, which expenses and obligations exceed the ability of the LLC to pay or provide for them out of its Operating Cash Flow on a current or previously reserved basis. Except to the extent otherwise required by applicable law, the LLC shall only make payments of compensation (including bonuses) to its employees (including any Officers) out of the balance of its Operating Cash Flow remaining after the payment (or reservation for payment) of all the other business expenses and expenditures for the applicable period and subject to the availability of cash to pay such other business expenses and expenditures for such period. Any excess Operating Cash Flow remaining for any fiscal year following the payment (or reservation for payment) of all business expenses and expenditures may be used by the LLC in such fiscal year and/or in future fiscal years for any lawful purpose. Free Cash Flow may be used to provide for and pay the business expenses of the LLC only to the extent specified in Section 3.5(c) with respect to key-man life insurance and disability insurance, Section 4.3 with respect to certain extraordinary expenses and as otherwise agreed to in writing by the Manager Member and the Management Committee (any such use being referred to herein as a "Free Cash Flow Expenditure").

          (b) The LLC shall not do, and the Employee Stockholders and Non Manager Members shall use commercially reasonable efforts to prevent the LLC from doing, any of the following without the prior written consent of the Manager Member (which written consent makes specific reference to this Section 3.5(b)):

               (i) enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding could reasonably be expected to conflict with the provisions of this Section 3.5;

               (ii) enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding (individually or in the aggregate) could (A) materially reduce the percentage of Operating Cash Flow available in the current or future periods or effect a material reduction in the availability of Free Cash Flow for distribution by the LLC (directly or in the form of bonuses to employees) in the current or future periods or (B) have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or prospects of the LLC; provided, however, that no consent of the Manager Member shall be required for decisions by the Management Committee in the exercise of its good faith judgment relating to the commencement, termination or modification of any agreement for the provision by the LLC or any of its Controlled Affiliates of Investment Management Services, including rates and other terms and conditions with respect to the Investment Management Services, unless such decision directly or indirectly benefits a Non-Manager Member or a member of the Immediate Family of a Non-Manager Member to the detriment of the LLC or the Manager Member;

              (iii) enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding has the effect of creating a Lien either (A) upon any of the assets of the LLC
          (other than Liens securing indebtedness of the LLC incurred to finance the acquisition of fixed or capital assets (whether pursuant to a deferred purchase agreement with a vendor, a loan, a financing lease or otherwise), provided that (1) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (2) such Liens do not at any time encumber any property other than property financed by such indebtedness, (3) the amount of indebtedness secured thereby is not increased and (4) the principal amount of indebtedness secured by such Lien shall at no time exceed the purchase price of such property) or (B) upon any of that portion of the revenues of the LLC which is included in Free Cash Flow (other than with respect to permitted Free Cash Flow Expenditures hereunder);

               (iv) either (A) take any action (or omit to take any action) if such action (or omission) could reasonably be expected to result in termination of the employment (including, without limitation, a so-called constructive termination under applicable law) by the LLC of any Employee Stockholder (provided, that the foregoing shall not impose any limitation on the ability of an Employee Stockholder to terminate his or her employment with the LLC in accordance with the provisions hereof) or (B) enter into, amend, modify or terminate any Employment Agreement or other employment commitment or binding understanding with respect to employment matters with any Non-Manager Member or members of the Immediate Family of a Non-Manager Member or waive any rights of the LLC thereunder;

               (v) create, incur, assume, or suffer to exist any Indebtedness of the LLC or its Controlled Affiliates (to the extent such Indebtedness will be required to be included in the consolidated balance sheet of the LLC in accordance with generally accepted accounting principles), except Indebtedness of the LLC incurred to finance the acquisition of fixed capital assets (whether pursuant to a deferred purchase agreement with a vendor, a loan, a financing lease or otherwise) in the amount outstanding at any time not to exceed $250,000 (which by its terms shall be repaid solely out of Operating Cash Flow);

               (vi) establish or modify any significant compensation arrangement (other than salary and cash bonuses in the ordinary course) or program (whether cash or non-cash benefits) applicable to any employee, which is subject to ERISA, which requires qualification under the Code, or which otherwise (A) requires the Manager Member or any of its Affiliates (other than the LLC) to take any action which the Manager Member in good faith views as being contrary to the interests of the Manager Member or the interests of any of its Affiliates (other than LLC) or which it would not take but for the action contemplated by the LLC or the Employee Stockholders or Officers or (B) prevents the Manager Member or any of its Affiliates (other than the LLC) from taking any action which the Manager Member in good faith views as being in the interest of the Manager Member or any of its Affiliates (other than the LLC) it would otherwise have been able to take but for the action contemplated by the LLC or the Employee Stockholders or Officers (and in addition, each Employee Stockholder will use his or her commercially reasonable efforts to cause the LLC to give the Manager Member not less than thirty (30) days prior written notice before the LLC establishes or modifies any significant compensation arrangement (other than salary and cash bonuses in the ordinary course) or program); provided that, for purposes of this paragraph, an action will not be viewed as adversely affecting the Manager Member's interests solely because the contributions or benefits payable under such compensation arrangement or program are paid from Operating Cash Flow.

               (vii) enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) containing severance or termination pay arrangements or which could cause the LLC or the Manager Member to be liable for termination or severance payments or other contractual payments upon a termination of any employee's employment with the LLC;

               (viii) enter into any line of business other than the provision of Investment Management Services;

               (ix) establish or modify any plan subject to ERISA; or

               (x) (A) take any action which may be taken only by the Manager Member (with or without the consent of the Management Committee, Non-Manager Members or the Employee Stockholders), or (B) take any action which requires the approval or consent of the Manager Member pursuant to any provision of this Agreement.

          (c) The LLC will maintain (and the Employee Stockholders shall use commercially reasonable efforts to cause the LLC to maintain), in full force and effect, such insurance as is customarily maintained by companies of similar size in the same or similar businesses (including, without limitation, errors and omissions liability insurance), the premiums on which will be paid out of Operating Cash Flow. The LLC will maintain such key-man life insurance and disability insurance policies on each Employee Stockholder as the Manager Member shall deem necessary or desirable, from time to time, and the Employee Stockholders will use commercially reasonable efforts to effectuate the foregoing. The LLC will receive the proceeds of the above-referenced insurance policies, and the Members agree with each other and the LLC that the LLC will pay the premiums on such key-man life and disability policies, as well as any reasonable additional insurance policies that the Manager Member deems necessary, out of Free Cash Flow.

          (d) Notwithstanding any of the provisions of this Agreement to the contrary, all accounting, financial reporting and bookkeeping procedures of the LLC shall be established in conjunction with policies and procedures determined under the supervision of the Manager Member. The LLC shall have a continuing obligation to keep AMG's chief financial officer informed of material financial developments with respect to the LLC. Notwithstanding any of the provisions of this Agreement to the contrary, all legal, compliance and regulatory matters of the LLC shall be coordinated with the Manager Member and/or its Affiliates, and the LLC's legal compliance activities shall be conducted and established in conjunction with policies and procedures determined under the supervision of the Manager Member.

          (e) Notwithstanding any of the provisions of this Agreement to the contrary, the Management Committee and Employee Stockholders of the LLC will cooperate with the Manager Member and its Affiliates in implementing any initiative generally involving a number of such Affiliates, but only on such terms and conditions as the participation of the LLC in such initiative has been approved by the Management Committee.

     Section 3.6 Compensation and Expenses of the Members. The Manager Member may receive compensation for services provided to the LLC to the extent approved by the Management Committee. The LLC shall, however, pay and/or reimburse the Manager Member for all reasonable travel expenses incurred by the Manager Member or AMG in accordance with Section 9.4 as well as (i) any expenses incurred by the Manager Member in connection with the operation of the LLC as approved or directed by the Management Committee or any duly authorized Officer,
(ii) the applicable portion of any expenses incurred by the Manager Member in connection with any initiative which involves the LLC and/or one or more of the other Affiliates of the Manager Member or AMG, but only on such terms and conditions as the participation of the LLC in such initiative has been approved by the Management Committee, and (iii) any expenses incurred by the Manager Member in connection with its exercise of its powers under Section 3.1(g) of this Agreement. Without limiting the generality of the foregoing, the Manager Member's general overhead items and expenses (including, without limitation, salaries and rent) shall not be reimbursed by the LLC. Stockholders, officers, directors, Members and agents of Members may serve as employees of the LLC and be compensated therefor out of Operating Cash Flow as determined by the Management Committee (or its delegate(s)) pursuant to Section 3.5(a), subject to the availability of cash therefor. Except in respect of their provision of services as employees of the LLC for which they may be compensated out of Operating Cash Flow as contemplated by the preceding sentence, Non-Manager Members and members of their Immediate Family may not receive compensation on account of the provision of services to the LLC.

     Section 3.7    Other Business of the Manager Member and its Affiliates.
The Manager Member, AMG and their respective Affiliates may engage, independently or with others, in other business ventures of every nature and description, including the acquisition, creation, financing, trading in, and operation and disposition of interests in, investment managers and other businesses that may be competitive with the LLC's business. Neither the LLC nor any of the Non-Manager Members shall have any right in or to any other such ventures by virtue of this Agreement or the limited liability company created or continued hereby, nor shall any such activity by the Manager Member, AMG or such Affiliates be deemed wrongful or improper or result in any liability of the Manager Member, AMG or such Affiliates. None of the Manager Member, AMG or any of their Affiliates shall be obligated to present any opportunity to the LLC even if such opportunity is of such a character which, if presented to the LLC, would be suitable for the LLC.

     Section 3.8 Non-Manager Members and Non Solicitation Agreements. Each Employee Stockholder and, if there is one, the Non-Manager Member of which it is a stockholder (its Non-Manager Member), has provided the LLC with either (a) an Employment Agreement with the LLC, or (b) a Non Solicitation/Non Disclosure Agreement in form and substance substantially similar to Exhibit B hereto (the "Non Solicitation Agreement") (and, in the case of any substitute Non-Manager Member (pursuant to Section 5.2 hereof) or Additional Non-Manager Member (as defined in Section 5.5 hereof) which is not already bound by a Non Solicitation Agreement, it shall, prior to and as a condition precedent to becoming a Non-Manager Member, provide the LLC with such an agreement (together with any changes or modifications thereto as the Manager Member may deem necessary or desirable) and such agreements do and shall, at all times, provide that each of the LLC and the Manager Member shall be entitled to enforce the provisions of such agreements on its own behalf and that the Manager Member shall be entitled to enforce the provisions of such agreements on behalf of the LLC.

     Section 3.9 Non Solicitation and Non Disclosure by Non-Manager Members and Employee Stockholders.

          (a) Each Non-Manager Member and each Employee Stockholder agrees, for the benefit of the LLC and the other Members, that such Non-Manager Member and such Employee Stockholder shall not, while employed by the LLC or any of its Affiliates, engage in any Prohibited Competition Activity.

          (b)  In addition to, and not in limitation of, the provisions of
Section 3.9(a) hereto, each Non-Manager Member and each Employee Stockholder agrees, for the benefit of the LLC and the other Members, that such Non-Manager Member and such Employee Stockholder shall not, during the period beginning on the date such Non-Manager Member becomes a Non-Manager Member, and until the date which is two (2) years after the termination of such Employee Stockholder's employment with the LLC and its Affiliates, without the express written consent of the Manager Member and the Management Committee, directly or indirectly, whether as owner, part-owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any firm, corporation or other business organization other than the LLC and its Controlled
Affiliates:

               (i)  provide Investment Management Services to:

               (A) any Person that is a Client of the LLC (as defined herein, which includes Past, Present and Potential Clients) for whom the Non-Manager Member or Employee Stockholder provided, directly or indirectly, in whole or in part, Investment Management Services for the LLC, or whom the Non-Manager Member or Employee Stockholder solicited or otherwise had contact with through or on behalf of the LLC; or

               (B) any other Person that is a Client of the LLC (as defined herein, which includes Past, Present and Potential Clients);

provided, however, that this clause (i) shall not be applicable to clients of the LLC who are also members of the Immediate Family of the Employee Stockholder.

               (ii) solicit or induce, whether directly or indirectly, any Person for the purpose (which need not be the sole or primary purpose) of (A) causing any funds with respect to which the LLC provides Investment Management Services to be withdrawn from such management, or (B) causing any Client of the LLC not to engage the LLC or any of its Affiliates to provide Investment Management Services for any or additional funds;

               (iii) contact or communicate with, in either case in connection with Investment Management Services, whether directly or indirectly, any Past, Present or Potential Clients of the LLC; provided, however, that this clause (iii) shall not be applicable to clients of the LLC who are also members of the Immediate Family of the Employee Stockholder; or

               (iv) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the LLC or any of its Controlled Affiliates to terminate its, his or her relationship therewith, hire any such employee, agent or consultant, or former employee, agent or consultant, or work in any enterprise involving investment advisory services with any employee, agent or consultant or former employee, agent or consultant, of the LLC or its Controlled Affiliates who was employed by or acted as an agent or consultant to the LLC (or its predecessor Essex Investment Management Company, Inc.) or its Controlled Affiliates at any time during the two
          (2) year period preceding the
          termination of the Employee Stockholder's employment (excluding for all purposes of this sentence, secretaries and persons holding other similar positions).

For purposes of this Section 3.9(b), (x) the term "Past Client" shall be limited to those past Clients who were advisees or investment advisory customers of, or recipients of Investment Management Services, directly or indirectly, from, the LLC (including its predecessor, Essex Investment Management Company, Inc.) and its Controlled Affiliates at the date of termination of the Employee Stockholder's employment or at any time during the two (2) years immediately preceding the date of such termination; and (y) the term "Potential Client" shall be limited to those Persons to whom an offer was made within two (2) years prior to the date of termination of the Employee Stockholder's employment.

Notwithstanding the provisions of Sections 3.9(a) and 3.9(b), any Employee Stockholder may make passive investments in an enterprise which is competitive with AMG or the LLC the shares or other equity interests of which are publicly traded provided his holding therein together with any holdings of his Affiliates and members of his Immediate Family, are less than five percent (5%) in the aggregate of the outstanding shares or comparable interests in such entity.

          (c) Each Member and each Employee Stockholder agrees that any and all presently existing investment advisory businesses of the LLC and its Controlled Affiliates (including its predecessor, Essex Investment Management Company, Inc.), and all businesses developed by the LLC and its Controlled Affiliates, including by such Employee Stockholder or any other employee of the LLC (including, without limitation, employees of its predecessor, Essex Investment Management Company, Inc.), including without limitation, all investment methodologies, all investment advisory contracts, fees and fee schedules, commissions, records, data, client lists, agreements, trade secrets, and any other incident of any business developed by the LLC (or its predecessor, Essex Investment Management Company, Inc.) or its Controlled Affiliates or earned or carried on by the Employee Stockholder for the LLC or its predecessor, Essex Investment Management Company, Inc. or their respective Controlled Affiliates, and all trade names, service marks and logos under which the LLC or its Affiliates do business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the LLC or such Controlled Affiliate, as applicable, for its or their sole use, and (where applicable) shall be payable directly to the LLC or such Controlled Affiliate. In addition, each Member and each Employee Stockholder acknowledges and agrees that the investment performance of the accounts managed by the LLC (and its predecessor, Essex Investment Management Company, Inc.) was attributable to the efforts of the team of professionals of the LLC (or its predecessor, Essex Investment Management Company, Inc., as applicable) and not to the efforts of any single individual or subset of such team of professionals, and that therefore, the performance records of the accounts managed by the LLC (and its predecessor, Essex Investment Management Company, Inc.) are and shall be the exclusive property of the LLC.

          (d) Each Member and each Employee Stockholder acknowledges that, in the course of performing services hereunder and otherwise (including, without limitation, for the LLC's predecessor, Essex Investment Management Company, Inc.), such Member and Employee Stockholder has had, and will from time to time have, access to information of a confidential or proprietary nature, including without limitation, all confidential or proprietary investment methodologies, trade secrets, proprietary or confidential plans, client identities and information, client lists, service providers, business operations or techniques, records and data ("Intellectual Property") owned or used in the course of business by the LLC or its Controlled Affiliates. Each Non-Manager Member and each Employee Stockholder agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of the LLC and its Controlled Affiliates) any Intellectual Property of the LLC or any Controlled Affiliate thereof unless such information can be shown to be in the public domain through no fault of such Non-Manager Member or Employee Stockholder. At the termination of the Employee Stockholder's services to the LLC, all data, memoranda, client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Non-Manager Member's or Employee Stockholder's possession or control, shall be returned to the LLC and remain in its possession (except where the return of such items shall be unreasonable or impractical in relation to the importance or confidentiality of such items).

          (e) Each Non-Manager Member and each Employee Stockholder acknowledges that, in the course of entering into this Agreement, the Non-Manager Member and the Employee Stockholder have had and, in the course of the operation of the LLC, the Non-Manager Member and Employee Stockholder will from time to time have, access to Intellectual Property owned by or used in the course of business by AMG. Each Non-Manager Member and each Employee Stockholder agrees, for the benefit of the LLC and its Members, and for the benefit of the Manager Member and AMG, always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than at the Manager Member's request) any knowledge or information regarding Intellectual Property (including, by way of example and not of limitation, the transaction structures utilized by AMG) of AMG unless such information can be shown to be in the public domain through no fault of such Non-Manager Member or Employee Stockholder. At the termination of the Employee Stockholder's service to the LLC, all data, memoranda, documents, notes and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Non-Manager Member's or Employee Stockholder's possession or control shall be returned to AMG and remain in its possession.

          (f) The provisions of this Section 3.9 shall not be deemed to limit any of the rights of the LLC or the Members under any of the Employment Agreements, Non Solicitation Agreements or under applicable law, but shall be in addition to the rights set forth in each of the Employment Agreements and Non Solicitation Agreements, and those which arise under applicable law.

     Section 3.10   Remedies Upon Breach.

          (a) In the event that a Non-Manager Member or its Employee Stockholder (i) breaches any of the provisions of Section 3.9 hereof, or (ii) breaches any of the provisions of the Employment Agreement or Non Solicitation Agreement to which it or he is a party (in each case, including, without limitation, following the termination of his or her employment with the LLC), then (A) such Non-Manager Member shall forfeit its right to receive any payment for its LLC Interests under Section 3.11, although it shall cease to be a Non-Manager Member in accordance with the provisions of Section 3.11(e), and (B) AMG (or its assignees) shall have no further obligations under any promissory note theretofore issued to such Non-Manager Member pursuant to Section 3.11(f).

          (b) Each Non-Manager Member and each Employee Stockholder agrees that any breach of the provisions of Section 3.9 of this Agreement or of the provisions of the Employment Agreement or Non Solicitation Agreement by such Non-Manager Member or Employee Stockholder could cause irreparable damage to the LLC and the other Members. The LLC and/or the Manager Member, shall have the right to an injunction or other equitable relief (in addition to other legal remedies) to prevent any violation of a Member's or Employee Stockholder's obligations hereunder or thereunder.

     Section 3.11 Repurchase Upon Termination of Employment or Transfer by Operation of Law.

          (a) In the event that the employment by the LLC of any Employee Stockholder terminates for any reason, then:

               (i) if the termination of the Employee Stockholder occurred because of the death or Permanent Incapacity of such Employee Stockholder, the LLC shall purchase and the Non-Manager Member (or the Non-Manager Member of which such Employee Stockholder was the owner, as applicable) (as indicated on Schedule A hereto) and his (or its) Related Non-Manager Members (and their respective Permitted Transferees, if any) (each a "Repurchased Member") shall sell to the LLC for cash, LLC Points up to the portion of the Repurchase Price (as such term is defined in Section 3.11(c) below) which is equal to the cash proceeds of any key-man life insurance policies or lump-sum disability insurance policies, as applicable, maintained by the LLC on the life or health of such Employee Stockholder for the benefit of the LLC (an "LLC Repurchase"), and

               (ii) in each other such case (and, in the case of the death or Permanent Incapacity of an Employee Stockholder, to the extent the Repurchase Price exceeds the insurance proceeds described in clause
          (i) of this Section 3.11(a) (determined after all such proceeds have been collected)), AMG shall purchase and the Non-Manager Member (or the Non-Manager Member of which such Employee Stockholder was the owner, as applicable) (as indicated on Schedule A hereto) and his (or its) Related Non-Manager Members (and their respective Permitted Transferees) (each a "Repurchased Member") shall sell (each a "Manager Member Repurchase") all (or, in the case of the death or Permanent Incapacity of an Employee Stockholder, such portion as is not required to be purchased by the LLC under clause (i) of this Section 3.11(a)) of the LLC Interests held by the Repurchased Member, in each case, pursuant to the terms of this Section 3.11. For purposes hereof, each LLC Repurchase and each Manager Member Repurchase together with the related LLC Repurchase, if any, is referred to as a "Repurchase."

          (b) The closing of the Repurchase will take place on a date set by the Manager Member (the "Repurchase Closing Date") which shall be after the last day of the calendar quarter in which the Employee Stockholder's employment with the LLC is terminated but which is not more than ninety (90) days after the date on which the termination of the employment by the LLC of the relevant Employee Stockholder occurred; provided, however, that (i) if the employment by the LLC of such Employee Stockholder is terminated because of the death or Permanent Incapacity of such Employee Stockholder, then the Repurchase Closing Date shall be a date set by the Manager Member which is as soon as reasonably practicable after the later of (A) ninety (90) days after the death or Permanent Incapacity, as applicable, of such Employee Stockholder or (B) thirty (30) days after the LLC has received the proceeds of all key-man life insurance policies or disability insurance policies, as applicable, maintained by the LLC on the life or health of such Employee Stockholder.

          (c) The purchase price for the Repurchase (the "Repurchase Price") shall be determined as follows:

               (i) If the Employee Stockholder's employment with the LLC is terminated because of the death, Permanent Incapacity or Retirement of the Employee Stockholder or if such Employee Stockholder's employment with the LLC was terminated by the LLC on such date other than For Cause and other than upon a Unanimous Termination Decision, then the Repurchase Price shall equal:


                  (A) six and three tenths (6.3) times the positive difference, if any, of (x) the sum of (I) fifty percent (50%) of the LLC's Maintenance Fees for the twenty-four (24) months ending on the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs and (II) thirty three and thirty three one hundredths percent (33.33%) of the LLC's Earned Performance Fees for the thirty-six (36) months ending on the last day of the calendar year prior to the calendar year in which the termination of such Employee Stockholder's employment occurs minus (y) the amount by which the actual expenses of the LLC (determined on a basis consistent with the calculation of Operating Cash Flow) exceeded the Operating Cash Flow of the LLC (including previously reserved Operating Cash Flow) during the twelve
               (12) months ending the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs, multiplied by

                  (B) a fraction, the numerator of which is the number of
               Vested LLC Points being purchased in the Repurchase, and the denominator of which is the number of Vested LLC Points outstanding on the date of the closing of the Repurchase (before giving effect to any issuance, redemption or vesting of LLC Points on such date) (which is intended to be a proxy for fair market value).

               (ii) In all other cases, (including, without limitation, the resignation of an Employee Stockholder or the termination of such Employee Stockholder For Cause or upon a Unanimous Termination Decision), the Repurchase Price shall equal:

                  (A) three and fifteen one-hundredths (3.15) times the
               positive difference, if any, of (x) the sum of (I) fifty percent (50%) of the LLC's Maintenance Fees for the twenty-four (24) months ending on the last day of the calendar quarter in which the termination of such Employee
               Stockholder's employment occurs and (II) thirty three and thirty three one hundredths percent (33.33%) of the LLC's Earned Performance Fees for the thirty-six (36) months ending on the last day of the calendar year prior to the calendar year in which the termination of such Employee Stockholder's employment occurs minus (y) the amount by which the actual expenses of the LLC (determined on a basis consistent with the calculation of Operating Cash Flow) exceeded the Operating
               Cash Flow of the LLC (including previously reserved Operating Cash Flow) during the twelve (12) months ending the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs, multiplied by

                  (B) a fraction, the numerator of which is the number of
               Vested LLC Points being purchased in the Repurchase, and the denominator of which is the number of Vested LLC Points outstanding on the date of the closing of the Repurchase (before giving effect to any issuance, redemption or vesting of LLC Points on such date);

               provided, however, that for any such Repurchase described in this Section 3.11(c)(ii) prior to the fifth anniversary of the Effective Date, the Repurchase Price shall equal the Capital Account which the Repurchased Member would have if the LLC had sold all its assets for a price equal to three and fifteen one-hundredths (3.15) times the positive difference, if any, of (x) the sum of (I) fifty percent (50%) of the LLC's Maintenance Fees for the twenty-four (24) months ending on the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs and (II) thirty three and thirty three one hundredths percent (33.33%) of the LLC's Earned Performance Fees for the thirty-six (36) months ending on the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs minus (y) the amount by which the actual expenses of the LLC (determined on a basis consistent with the calculation of Operating Cash Flow) exceeded the Operating Cash Flow of the LLC (including previously reserved Operating Cash Flow) during the twelve (12) months ending the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs, and the gain or loss therefrom (in excess of the sum of the Members Capital Accounts on such day without giving effect to any such allocation) was allocated in accordance with Section 4.2(e) and 4.2(f) hereof. A sample calculation under this Section 3.11(c)(ii) is attached as Schedule B hereto.

     If a Repurchase Price must be determined prior to thirty-six (36) months after the Effective Date, then the amount of the LLC's Maintenance Fees and Earned Performance Fees for the portion of the relevant period before the Effective Date shall be calculated on a pro-forma basis, as if the LLC's predecessor, Essex Investment Management Company, Inc. had operated under the provisions of this Agreement but with the resulting Maintenance Fees and Earned Performance Fees multiplied by the lesser of (x) one (1) or (y) a fraction, the numerator of which is the sum of the Contract Values of each investment advisory agreement of Essex Investment Management Company, Inc. (which was not terminated at or prior to the Closing or the LLC Contribution and was contributed to the LLC and with respect to which the Client of the LLC gave its Consent to the transactions contemplated by the Merger Agreement), and the denominator of which shall be the Base Fees. Capitalized terms used in this paragraph and not otherwise defined herein shall have the meaning ascribed to such terms in
Section 8.3 of the Merger Agreement.

          (d) The rights of AMG, the Manager Member, the LLC and their assignees hereunder are in addition to and shall not affect any other rights which AMG, the Manager Member, the LLC or their assigns may otherwise have to repurchase LLC Interests (including, without limitation, pursuant to any agreement entered into by a Non-Manager Member or an Additional Non-Manager Member which provides for the vesting of LLC Points).

          (e) On the Repurchase Closing Date, AMG and/or the LLC or their respective assignees (as applicable) shall pay to the Repurchased Member the Repurchase Price for the LLC Interests repurchased in the manner set forth in this Section 3.11, and upon such payment the Repurchased Member shall cease to hold any LLC Interests, and such Repurchased Member shall be deemed to have withdrawn from the LLC and shall cease to be a Member of the LLC and shall no longer have any rights hereunder; provided, however, that the provisions of this
Article III shall continue as set forth in Section 3.11 below. On the Repurchase Closing Date, the Repurchased Member and the LLC (and if AMG is purchasing LLC Interests from the Repurchased Member, AMG) (or their assignees) shall, if AMG so requests, execute an agreement reasonably acceptable to the Manager Member in which the Repurchased Member represents and warrants to the Manager Member and/or AMG and/or the LLC, as applicable (or their assignees), that it has sole record and beneficial title to the Repurchased Interest, free and clear of any Liens as of the date of the transaction other than those imposed by this Agreement. Payment of the Repurchase Price shall be made on the Repurchase Closing Date as follows: (i) in the case of termination of employment because of death or Permanent Incapacity (to the extent of the collected proceeds of any disability insurance policies under which the LLC is the beneficiary upon the permanent incapacity of such Employee Stockholder), by wire-transfer of immediately available funds to an account designated by the Repurchased Member at least three (3) business days prior to the

Repurchase Closing Date, and (ii) in the case of any other termination of employment (including a termination of employment because of Permanent Incapacity to the extent the obligation exceeds the proceeds of any key-man disability insurance policies described above), (A) in the case of a termination by the LLC other than For Cause and other than a Unanimous Termination Decision, on the Repurchase Date; and (B) in the case of any other termination, on the later to occur of (x) the Repurchase Date or (y) the date which is the first business day after the fifth anniversary of the Effective Date.

          (f) If an Employee Stockholder's employment with the LLC is terminated because such Employee Stockholder has resigned (other than a resignation which is included in the definition of "Retirement") or was terminated For Cause or upon a Unanimous Termination Decision, then, at the sole discretion of the Manager Member, the payment required by this Section 3.11 may be made with a promissory note in the form attached hereto as Exhibit C, with an initial principal amount equal to the Repurchase Price, and the principal of which promissory note would be paid in four (4) equal annual installments, with the first installment to be paid on the date Payment of the Repurchase Price would be required under Section 3.11(e) above (in each case, subject to the terms and conditions of this Agreement and such note).

          (g) AMG may assign and/or delegate any or all of its rights and obligations under this Section 3.11, in one or more instances, to the Manager Member; provided, however, that no such assignment or delegation shall relieve AMG of its obligation to make payment of a Repurchase Price. AMG may, with the consent of the Management Committee, assign any or all of its rights and obligations under this Section 3.11, in one or more instances, to the LLC; provided, that the foregoing limitation shall have no effect on the LLC's obligation set forth in Section 3.11(a)(i) regarding the use of the proceeds of a key-man life or disability insurance policy.

          (h) In the event that a Non-Manager Member or Employee Stockholder (or other holder of LLC Points, other than the Manager Member) (i) has filed a voluntary petition under the bankruptcy laws or a petition for the appointment of a receiver or makes any assignment for the benefit of creditors, (ii) is subject involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to any of its LLC Interests or, in the case of an Employee Stockholder which is not a Non-Manager Member, its interests in the Non-Manager Member which it owns, and such involuntary petition or assignment or attachment is not discharged within sixty (60) days after its effective date, or (iii) is subject to a transfer of any of its LLC Interests or, in the case of an Employee Stockholder which is not a Non-Manager Member, its interests in the Non-Manager Member which it owns, by court order or decree or by operation of law, then AMG shall purchase all the LLC Interests held by such Non-Manager Member (or other holder of LLC Points, other than the Manager Member) (including the Non-Manager Member through which such Employee Stockholder holds his or her interest in the LLC) pursuant to the terms of this
Section 3.11 as if such Non-Manager Member was a Repurchased Member with the purchase price determined pursuant to Section 3.11(c)(ii) and the date of the closing to take place within thirty (30) days following written notice delivered by the Manager Member. In order to give effect to clause (iii) of the foregoing, if any of the interests of a Non-Manager Member in the LLC, or of an Employee Stockholder in a Non-Manager

Member, become subject to transfer (or purport to be or have been transferred) by a court order or decree or by operation of law, the Non-Manager Member (or other holder of LLC Points, other than the Manager Member) (whose interest in the LLC or the interests in which are subject to such transfer) shall cease to be a Member of the LLC, and the transferee by court order or decree or by operation of law shall not become a Member, and AMG shall have the right to purchase from the Non-Manager Member which has ceased to be a Non-Manager Member, all his, her or its interest in the LLC as set forth in the preceding sentence.

          (i) In the event that a Non-Manager Member is required to sell its LLC Interests pursuant to the provisions of this Section 3.11, and in the further event that such Non-Manager Member refuses to, is unable to, or for any reason fails to, execute and deliver the agreements required by this Section 3.11, the LLC or AMG, as applicable (or their respective assigns) may deposit the purchase price, if any, therefor (including cash and/or promissory notes) with any bank doing business within fifty (50) miles of the LLC's principal place of business, as agent or trustee, or in escrow, for the Non-Manager Member, to be held by such bank for the benefit of and for delivery to such Non-Manager Member. Upon such deposit by the LLC or AMG (or their respective assigns) and upon notice thereof given to the Non-Manager Member (or other holder of LLC Points, other than the Manager Member), such Non-Manager Member's LLC Interests shall be deemed to have been sold, transferred, conveyed and assigned to the LLC or AMG (or their assigns), as applicable, the Non-Manager Member shall have no further rights with respect thereto (other than the right to withdraw the payment therefor, if any, held in escrow), and the Manager Member shall record such transfer or repurchase on Schedule A hereto.

     Section 3.12 No Employment Obligation. Each Non-Manager Member and each Employee Stockholder acknowledges that neither this Agreement nor the provisions of the Non Solicitation Agreement creates an obligation on the part of the LLC to continue the employment of an Employee Stockholder with the LLC, and that such Employee Stockholder, unless he or she is a party to an Employment Agreement, is an employee at will of the LLC.

     Section 3.13 Capitalization of Excess Operating Cash Flow. At any time the Management Committee reasonably believes that the Operating Cash Flow of the LLC will exceed the actual expenses of the LLC (taking into account business conditions at the time and including both a reasonable allowance for executive compensation increases, and a reasonable allowance for either a loss of business or a change in margins in the business), at the request of the Management Committee, representatives of the Manager Member shall meet with the Management Committee to discuss the extent of such excess and the Management Committee and the Manager Member shall reasonably and in good faith agree upon the amount of (if any) such excess. Upon such agreement, the Management Committee and the Manager Member shall negotiate in good faith for the purpose of determining a reasonable and appropriate means to permit the Non-Manager Members to utilize such excess Operating Cash Flow. Subject to such agreement, such means may include (but shall not be limited to) the following examples: an increase in the percentage of Revenues from Operations that constitutes Free Cash Flow (together with the grant of put rights applicable to such adjusted Free Cash Flow on terms comparable to those set forth in Article VII), the purchase of all or a portion of any excess by AMG or the Manager Member (or its designee(s))
 on terms comparable to the terms set forth in Article VII with respect to Puts or Section 3.10 with respect to Repurchases or any combination of the foregoing.

     Section 3.14 Miscellaneous. Each Member and each Employee Stockholder agrees that the enforcement of the provisions of Sections 3.8, 3.9, 3.10 and
3.11 hereof, and the enforcement of the provisions of the Employment Agreements and Non Solicitation Agreements are necessary to ensure the protection and continuity of the business, goodwill and confidential business information of the LLC for the benefit of each of the Members. Each Member and each Employee Stockholder agrees that, due to the proprietary nature of the LLC's business, the restrictions set forth in Section 3.9 hereof and in the Employment Agreements and the Non Solicitation Agreements are reasonable as to duration and scope. If any provision contained in this Article III shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this
Article III. It is the intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or is any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would then be valid or enforceable under applicable law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under applicable law.

     Each Member and Employee Stockholder acknowledges that the obligations and rights under Sections 3.8, 3.9, 3.10 and 3.11 and this Section 3.14 shall survive the termination of the employment of an Employee Stockholder with the LLC and/or the withdrawal or removal of a Member from the LLC, regardless of the manner of such termination, withdrawal or removal in accordance with the provisions hereof and of the relevant Employment or Non Solicitation Agreement. Moreover, each Member agrees that the remedies provided herein, are reasonably related to the anticipated loss that the LLC and the Members (including, without limitation, the Manager Member which would be purchasing LLC Interests from a Non-Manager Member) would suffer upon a breach of such provisions. Except as agreed to by the Manager Member, in advance, in a writing making specific reference to this Article III, no Employee Stockholder or Non-Manager Member shall enter into any agreement or arrangement which is inconsistent with the terms and provisions hereof.


                         ARTICLE IV - CAPITAL CONTRIBUTIONS;
                   CAPITAL ACCOUNTS AND ALLOCATIONS; DISTRIBUTIONS.

     Section 4.1    Capital Contributions.

          (a) On the Effective Date, Essex Investment Management Company, Inc. contributed to the LLC certain of its assets, properties, rights, powers, privileges and business (and the goodwill associated therewith), and the Members agree that such Capital Contribution had a value of $100,816,673. On the Effective Date but following the LLC Contribution (as such term is defined in the Merger Agreement), the Non-Manager Members will contribute to the LLC certain properties having a value of $213,839 in the aggregate. Except as may be agreed to in connection with the issuance of additional LLC Points, as specifically set forth herein, or as may be required under applicable law, the Members shall not be required to make any further contributions to the LLC.

     No Member shall make any contribution to the LLC without the prior consent of the Manager Member except that Messrs. McNay, Cutler and Clark may contribute cash in an aggregate amount of up to $500,000 within seven (7) days following the Effective Date. In addition, the Management Committee shall have the right, from time to time, to make capital calls on the Non-Manager Members in an aggregate amount per quarter of not more than the aggregate amount of all distributions made in the previous quarter, in any such event pro-rata to the Non-Manager Members' Vested LLC Points, by giving written notice thereof prior to such capital call. In the event of any such capital call, each Non-Manager Member shall make prompt payment to the LLC, in accordance with such written instructions as may be approved by the Management Committee, of cash in the amount of such additional capital contribution.

          (b) No Member shall have the right to withdraw any part of his, her or its (or their predecessors in interest) Capital Contribution until the dissolution and winding up of the LLC, except as distributions pursuant to this
Article IV may represent returns of capital, in whole or in part. No Member shall be entitled to receive any interest on any Capital Contribution made by it (or its predecessors in interest) to the LLC. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.

     Section 4.2    Capital Accounts; Allocations.

          (a) There shall be established for each Member a Capital Account (a "Capital Account") which, in the case of each Member, shall initially be equal to the Capital Contribution of such Member as set forth on Schedule A hereto.

          (b) The Capital Account of each Member shall be adjusted in the following manner. Each Capital Account shall be increased by such Member's allocable share of income and gain, if any, of the LLC (as well as the Capital Contributions made by a Member after the Effective Date) and shall be decreased by such Member's allocable share of deductions and losses, if any, of the LLC and by the amount of all distributions made to such Member. The amount of any distribution of assets other than cash shall be deemed to be the Fair Market Value of such assets (net of any liabilities encumbering such property that the distributee Member is considered to assume or take subject to). Capital Accounts shall also be adjusted upon the issuance of additional LLC Interests as set forth in Section 5.5(c) and upon the transfer of LLC Interests as set forth in Section 5.1.

          (c) Subject to Sections 4.2(e), 4.2(g) and 4.5 hereof, all items of LLC income and gain shall be allocated among the Members' Capital Accounts at the end of every quarter as follows:

               (i) first, items of income and gain shall be allocated to the Manager Member in an amount equal to:

                  (A) the Free Cash Flow for such quarter (net of Free Cash
               Flow Expenditures for such quarter) multiplied by  a fraction,
               (1) the numerator of which is the sum of the number of LLC Points held by the Manager Member on the first day of such quarter and (2) the denominator of which is the number of LLC Points outstanding on the first day of such quarter, plus

                  (B) the product of (1) the sum of all Performance Account
               Adjustments for such quarter, (2) the Free Cash Flow Percentage, and (3) a fraction, the numerator of which is the number of LLC Points held by the Manager Member on the first day of such quarter, and the denominator of which is the sum of the number of LLC Points outstanding, minus

                  (C) for each Performance Account that has an Earned
               Performance Fee in that quarter, the product of (1) that Earned Performance Fee, (2) the Free Cash Flow Percentage, and
               (3) a fraction, the numerator of which is the number of LLC Points held by the Manager Member on the first day of such quarter, and the denominator of which is the number of LLC Points outstanding on the first day of such quarter; and

                  (D) only for the last quarter of each fiscal year, if the
               sum of all amounts previously subtracted under Section 4.2(c)(i)(C) for that quarter and the three (3) previous quarters of such fiscal year exceeds the sum of all amounts previously added under Section 4.2(c)(i)(B) for that quarter and the three previous quarters of such fiscal year, then plus the aggregate amount of such excess.

               (ii) second, the Manager Member shall be allocated items of income and gain until the Manager Member has been allocated cumulative income and gain under this Section 4.2(c)(ii) equal to the cumulative amount of losses and deductions allocated to the Manager Member under Sections 4.2(d)(ii) and 4.2(d)(iii), if any;

               (iii) third, items of income and gain, if any, shall be allocated among all Non-Manager Members in accordance with (and in proportion to) each Non-Manager Member's respective number of Vested LLC Points on the first day of such quarter, until the aggregate amount of such items allocated to the Members (including both the Manager Member and the Non-Manager Members) pursuant to Sections 4.2(c)(i) and 4.2(c)(ii) and this 4.2(c)(iii) for such quarter equal the aggregate amount of (A) Free Cash Flow (net of Free Cash Flow Expenditures) for such quarter, and (B) only for the first three quarters of the fiscal year, if the amount determined under Section 4.2(c)(i)(C) for such quarter exceeds the amount determined under Section 4.2(c)(i)(B) for such quarter, then minus the amount of such excess; and

               (iv) fourth, items of income and gain, if any, shall be allocated to the Manager Member in an amount equal to $96,000 per quarter, for each quarter beginning on or after April 1, 1998 through and including the quarter ended December 31, 2000; and an additional amount equal to $22,500 per quarter, for each quarter beginning on or after April 1, 1998 through and including the quarter ended March 31, 1999; and

               (v) fifth, items of LLC income and gain shall be allocated among the Non-Manager Members in accordance with (and in proportion to) each Non-Manager Member's respective number of Vested LLC Points on the first day of such quarter until the cumulative aggregate amount of such items of income and gain allocated to the Non-Manager Members pursuant to this Section 4.2(c)(v) for such quarter and all prior quarters in that fiscal year equals the cumulative aggregate amount of items of deduction and loss allocated to the Non-Manager Members for such quarter and all prior quarters in that fiscal year pursuant to the provisions of Section 4.2(d) hereof.

          (d) Subject to Sections 4.2(f), 4.2(g) and 4.5, all items of LLC loss and deduction shall be allocated among the Members' Capital Accounts at the end of every quarter as follows:

               (i) first, all items of LLC loss and deduction for such quarter shall be allocated among the Non-Manager Members in accordance with (and in proportion to) their respective numbers of Vested LLC Points on the first day of such quarter after giving effect to the allocation of the items of income and gain for such quarter under Section 4.2(c), until all such Capital Accounts have been reduced to zero (0), provided that no additional loss or deduction shall be allocated to any Non-Manager Member once its Capital Account has been reduced to zero (0);

               (ii) second, all items of LLC loss and deduction for such quarter not allocated to the Non-Manager Members under Section 4.2(d)(i) shall be allocated to the Manager Member until its Capital Account shall have been reduced to zero (0); and

               (iii) finally, all items of LLC loss and deduction for such quarter not allocated to the Members under Sections 4.2(d)(i) and 4.2(d)(ii) shall be allocated among all Members in accordance with (and in proportion to) each Members' respective number of LLC Points on the first day of such quarter.

          (e) If the LLC has a net gain from any sale, exchange or disposition of all, or substantially all, of the assets of the LLC, then that net gain shall be allocated among the Members as follows:

               (i) first, gain shall be allocated to the Manager Member until the Manager Member has been allocated cumulative gain which, together with income and gain previously allocated to the Manager Member under
          Section 4.2(c)(ii) hereof, equals the cumulative amount of losses and deductions allocated to the Manager Member under Sections 4.2(d)(ii) and 4.2(d)(iii);

               (ii) thereafter, gain shall be allocated between the Manager Member, on the one hand, and the Non Manager Members, on the other hand, in accordance with (and in proportion to) their respective number of LLC Points as of the date of the transaction, and among the Non Manager Members in accordance with (and in proportion to) their respective number of Vested LLC Points as of the date of the transaction.

          (f) If the LLC has a net loss from any sale, exchange or other disposition of all, or substantially all, of the assets of the LLC, then that net loss shall be allocated between the Manager Member, on the one hand, and the Non Manager Members, on the other hand, in accordance with (and in proportion to) their respective number of LLC Points as of the date of the transaction, and among the Non Manager Members in accordance with (and in proportion to) their respective number of Vested LLC Points as of the date of the transaction provided that no additional losses shall be allocated to a Member once its Capital Account has been reduced to zero (0), unless all Members' Capital Accounts have then been reduced to zero (0).

          (g) In the event that during any calendar quarter (or any fiscal year) there is any change of Members or LLC Points (whether as a result of the admission of an Additional Non-Manager Member, the redemption by the LLC of all (or any portion of) any Non-Manager Member's LLC Points, a transfer of any LLC Points or otherwise), the following shall apply: (i) such transfer shall be deemed to have occurred as of the end of the last day of the quarter in which such change occurred, (ii) the books of account of the LLC shall be closed effective as of the close of business on the effective date of any such change as set forth in clause (i) and such fiscal year shall thereupon be divided into two or more portions, (iii) each item of income, gain, loss and deduction shall be determined (on the closing of the books basis) for the portion of such fiscal year ending with the date on which the books of account of the LLC are so closed, and (iv) each such item for such portion of such fiscal year shall be allocated (pursuant to the provisions of Sections 4.2(c) and (d) hereof) to those persons who were Members during such portion of such fiscal year in accordance with their respective LLC Points during such period.

     Section 4.3    Distributions.

          (a) Subject to Section 4.4 hereof, from and after the date hereof, within thirty (30) days after the end of each calendar quarter, the Manager Member shall, to the extent cash is available therefor, and based on the unaudited financial statements for such calendar quarter prepared in accordance with Section 9.3 hereof (after approval thereof by the Manager Member), cause the LLC to:

      (i) distribute to the Manager Member an amount equal to the allocations to the Manager Member pursuant to Section 4.2(c)(i) for such calendar quarter and any previous calendar quarter to the extent not then distributed (less the Manager Member's pro-rata portion of any reservation from Free Cash Flow pursuant to the last sentence of the second to last paragraph of this Section 4.3(a)), and then

     (ii) upon receipt of a Committee Vote, distribute to the Non-Manager Members (and each Person who was a Non-Manager Member for such calendar month) an amount equal to (A) the portion of the Free Cash Flow allocated to such Non-Manager Member pursuant to Section 4.2(c)(iii) for such calendar quarter and any previous calendar quarter to the extent not then distributed (less each such Person's pro-rata portion of any reservation from Free Cash Flow pursuant to the last sentence of the second to last paragraph of this Section 4.3(a)) minus (B) the amount, if any, by which the operating expenses for the LLC for the calendar quarter exceeded the Operating Cash Flow of the LLC for such calendar quarter multiplied by a fraction, the numerator of which is the number of Vested LLC Points held by such Non-Manager Member, and the denominator of which is the number of Vested LLC Points held by all the Non-Manager Members, in accordance with (and in proportion to) their respective number of Vested LLC Points for such preceding calendar quarter, in each case, if and to the extent each such Member (and each Person who was a Non-Manager Member for any portion of any applicable portion of any applicable calendar quarter) has a positive balance in its Capital Account.

     After the end of each fiscal year of the LLC, the Manager Member shall, based on the audited financial statements prepared in accordance with Section
9.3 hereof, cause the LLC to make a distribution of the remaining Free Cash Flow, if any, for the preceding fiscal year which was allocated pursuant to Sections 4.2(c)(i) and 4.2(c)(iii) but not previously distributed in accordance with the foregoing clauses (i) and (ii) whenever, and to the extent, cash is available therefor. The Manager Member may, with a Committee Vote, from time to time, reserve and not distribute portions of Free Cash Flow for LLC purposes; including, without limitation, to increase the net worth of the LLC, to make capital expenditures (such as the creation of or investment in a Controlled Affiliate) or to create a reserve for anticipated repurchases of Vested LLC Interests; provided, that any such reservation would be made from all Members pro-rata in proportion to Vested LLC Points, and that such funds shall be maintained in the Receipts Account (as defined below) pending expenditure thereof.

     Within ninety-five (95) days after the end of each fiscal year of the LLC (or such earlier date as may be agreed to by the Manager Member with a Committee Vote, the Manager Member shall, to the extent cash is available therefor, and based on the audited financial statements prepared in accordance with Section
9.3 hereof, cause the LLC to make a distribution to each Non-Manager Member of the amount, if any, which was allocated to such Non-Manager Member for the previous fiscal year pursuant to the provisions of Section 4.5(d).

          (b) To give effect to the foregoing, the LLC shall have two (2) bank accounts. The first account (the "Receipts Account") shall have as its authorized signatures such representatives of the LLC and the Manager Member as the Management Committee and the Manager Member shall deem appropriate or desirable. All the LLC's receipts shall be paid into the Receipts Account; provided, however, that on a weekly basis, the LLC shall transfer fifty-two percent (52%) of receipts paid into this account to a second account (the "Free Cash Flow Account") which shall have as its authorized signatories such representatives of the Manager Member and the LLC as the Manager Member shall deem appropriate or desirable. The Manager Member shall use the Free Cash Flow Account to make all distributions of Free Cash Flow pursuant to Section 4.3(a) above and to fund all Free Cash Flow Expenditures. The Manager Member shall retain in the Free Cash Flow Account any amount which gives rise to the right to make distributions pursuant to Section 4.3(c) hereof (including, without limitation, the proceeds of sales of assets, insurance proceeds and the proceeds of issuance of additional LLC Interests) and shall distribute such amounts in accordance with the provisions of such Section 4.3(c). The Receipts Account shall be used by the Management Committee to make all operating expense payments (including payments of salaries and bonuses) out of Operating Cash Flow.

     Within thirty (30) days after the end of each calendar quarter, based on the unaudited financial statements for such calendar quarter prepared in accordance with Section 9.3 hereof, and within ninety-five (95) days after the end of each fiscal year of the LLC, based on the audited financial statements prepared in accordance with Section 9.3 hereof, the Manager Member and the LLC shall cause such transfers between the accounts to be made as may be necessary to reconcile the accounts with the amounts of revenue designated as Operating Cash Flow and Free Cash Flow and other amounts excluded from the definition of Revenues From Operations hereunder.

          (c) Except as otherwise set forth herein, all other amounts or proceeds available for distribution, if any, shall be distributed to the Members at such time as may be determined by the Manager Member; provided that any such distribution shall be made among the Members (i) if attributable to a sale of all, or substantially all, of the assets of the LLC, in accordance with (and in proportion to) in their respective Capital Accounts (as determined immediately prior to such distribution) until all Capital Account balances have been reduced to zero, and (ii) if otherwise attributable, between the Manager Member, on the one hand, and the Non Manager Members, on the other hand, in accordance with (and in proportion to) their respective number of LLC Points as of the date of dissolution, and among the Non Manager Members in accordance with (and in proportion to) their respective number of Vested LLC Points at the time of such distribution; provided, however, that if a Member makes a Capital Contribution after the Effective Date, the Manager Member may cause the LLC to make a priority return of such Capital Contribution.

          (d) Notwithstanding any other provision of this Agreement, neither the LLC, nor the Manager Member on behalf of the LLC, shall make a distribution to any Member on account of its LLC Interest if such distribution would violate the Act or other applicable law.

     Section 4.4    Distributions Upon Dissolution; Establishment of a Reserve
Upon Dissolution.   Upon the dissolution of the LLC, after payment (or the
making of reasonable
provision for the payment) of all liabilities of the LLC owing to creditors, the Manager Member, or if there is none, the Liquidating Trustee appointed as set forth in Section 8.4 hereof, shall set up such reserves as it deems reasonably necessary for any contingent, conditional or unmatured liabilities or other obligations of the LLC. Such reserves may be paid over by the Manager Member or Liquidating Trustee to a bank (or other third party), to be held in escrow for the purpose of paying any such contingent, conditional or unmatured liabilities or other obligations. At the expiration of such period(s) as the Manager Member or Liquidating Trustee may deem advisable, such reserves, if any (and any other assets available for distribution), or a portion thereof, shall be distributed to the Members (i) in accordance with (and in proportion to) the positive balance (if any) in their respective Capital Accounts (as determined immediately prior to each such distribution) until all such positive Capital Account balances have been reduced to zero, and (ii) thereafter, between the Manager Member, on the one hand, and the Non Manager Members, on the other hand, in accordance with (and in proportion to) their respective number of LLC Points as of the date of dissolution, and among the Non Manager Members in accordance with (and in proportion to) their respective number of Vested LLC Points as of the date of dissolution. If any assets of the LLC are to be distributed in kind in connection with such liquidation, such assets shall be distributed on the basis of their Fair Market Value net of any liabilities encumbering such assets and, to the greatest extent possible, shall be distributed pro-rata in accordance with the total amounts to be distributed to each Member. Immediately prior to the effectiveness of any such distribution-in-kind, each item of gain and loss that would have been recognized by the LLC had the property being distributed been sold at Fair Market Value shall be determined and allocated to those persons who were Members immediately prior to the effectiveness of such distribution in accordance with Section 4.2(d).

     Section 4.5 Proceeds from Capital Contributions and the Sale of Securities; Insurance Proceeds; Certain Special Allocations.

          (a) Capital Contributions made by any Member after the Effective Date, and other proceeds from the issuance of securities by the LLC may, in the sole discretion of the Manager Member, be used for the benefit of the LLC (including, without limitation, the repurchase or redemption of LLC Interests), or, may be distributed by the LLC, in which case, any such proceeds shall be allocated and distributed between the Manager Member, on the one hand, and the Non Manager Members, on the other hand, in accordance with (and in proportion to) their respective number of LLC Points immediately prior to the date of such contribution or issuance of securities, and among the Non Manager Members in accordance with (and in proportion to) their respective number of Vested LLC Points immediately prior to the date of such contribution or issuance of securities; it being understood that in the case the proceeds are a note receivable, any such distribution shall only occur, if at all, upon receipt by the LLC of any cash in respect thereof.

          (b) In the event of the death or Permanent Incapacity of an Employee Stockholder covered by key-man life or disability insurance, as applicable, the premiums on which have been paid by the LLC as Free Cash Flow Expenditures, the proceeds of any such policy shall first be used by the LLC to fund (to the extent thereof) the Repurchase of LLC Interests from the Employee Stockholder or Non-Manager Member through which such Employee Stockholder holds or held his or her interest in the LLC in accordance with Section 3.11 hereof and, if the proceeds exceed the amounts so required to effect such Repurchase, then the amount of such excess proceeds may, as determined by the Manager Member with the consent of the Management Committee, be used for the benefit of the LLC, or, may be distributed by the LLC, in which case, any such proceeds shall be allocated and distributed between the Manager Member, on the one hand, and the Non Manager Members, on the other hand, in accordance with (and in proportion to) their respective number of LLC Points immediately following the Repurchase of the LLC Interests from such Non-Manager Member, and among the Non Manager Members in accordance with (and in proportion to) their respective number of Vested LLC Points immediately following the Repurchase of the LLC Interests from such Non-Manager Member.

          (c) Items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of the property of the LLC on the Effective Date, shall be specially allocated to the Manager Member; provided, however, that items of depreciation, amortization, loss or deduction (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of the property contributed to the LLC by Non-Manager Members as contemplated by the second sentence in Section 4.1(a), shall be specially allocated among such Non-Manager Members in proportion to such contribution. All items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of property purchased out of Operating Cash Flow shall be allocated as set forth in Section 4.2(c)(iii), and all items of depreciation or amortization (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of property purchased out of Free Cash Flow shall be allocated among the Members in accordance with their respective numbers of LLC Points on the date the property was purchased. All items of depreciation, amortization, loss or deduction (as calculated for book purposes in accordance with generally accepted accounting principles, consistently applied) on account of expenses and expenditures paid for with the contribution made by Messrs. McNay, Cutler and Clark as contemplated by the first sentence of the second paragraph of Section 4.1(a), shall be specially allocated among Messrs. McNay, Cutler and Clark in accordance with their proportionate amounts of such contribution.

          (d) If, at the end of a fiscal year, (i) the aggregate amount of items of income and gain allocated to the Non-Manager Members pursuant to the provisions of Section 4.2(c)(v) equals the aggregate amount of items of deduction and loss for such fiscal year, and (ii) there are additional items of income and gain for such fiscal year which are available to be, but have not been allocated pursuant to the provisions of Section 4.2 hereof, then such additional items of income and gain (i.e., the unallocated items of income and gain in excess of the aggregate amount of items of deduction and loss attributable to such fiscal year) which were not previously allocated shall be allocated to the Non-Manager Members and in the amounts as may be selected by a Committee Vote or, if there is no Committee, then by Majority Vote; provided, that if no determination is made within ninety-five (95) days after the end of a fiscal year, such items of income and gain shall be allocated among the Non-Manager Members in proportion to each Non-Manager Member's respective number of Vested LLC Points as of the end of such fiscal year.

     Section 4.6 Federal Tax Allocations. The Manager Member shall, in its sole discretion, allocate the ordinary income and losses and capital gains and losses of the LLC as determined for U.S. Federal income tax purposes (and each item of income, gain, loss, deduction or credit entering into the computation thereof), as the case may be, among the Members for tax purposes in a manner that, to the greatest extent possible: (a) reflects the economic arrangement of the Members under this Agreement (determined after taking into account the allocation provisions of Sections 4.2, 4.4 and 4.5 hereof, and the distribution provisions of Sections 4.3, 4.4 and 4.5 hereof), (b) is consistent with the principles of Sections 704(b) and 704(c) of the Code and (c) incorporates a "qualified income offset," a "minimum gain chargeback" and a "partner nonrecourse debt minimum gain chargeback" as those terms are defined in the Treasury Regulations under Section 704 of the Code. "Nonrecourse deductions," as defined in such Treasury Regulations, shall be allocated among the Members in accordance with their LLC Points. Deductions attributable to "partner nonrecourse debt" shall be allocated as provided in such Treasury Regulations. The Members understand and agree that, with respect to any item of property (other than cash) contributed (or deemed to be contributed for U.S. federal income tax purposes) by a Member to the capital of the LLC, the initial tax basis of such property in the hands of the LLC will be the same as the tax basis of such property in the hands of such Member at the time so contributed. The Members further understand and agree that the taxable income and taxable loss of the LLC is to be computed for Federal income tax purposes by reference to the initial tax basis to the LLC of any assets and properties contributed by the Members (and not by reference to the fair market value of such assets and properties at the time contributed). The Members also understand that, pursuant to Section 704(c) of the Code, all taxable items of income, gain, loss and deduction with respect to such assets and properties shall be allocated among the Members for Federal income tax purposes so as to take account of any difference between the initial tax basis of such assets and properties to the LLC and their fair market values at the time contributed, using any method authorized by the Income Tax Regulations under Section 704(c) and selected by the Manager Member, in its sole discretion. For purposes of maintaining the Capital Accounts of the Members, items of income, gain, loss and deduction relating to any asset or property contributed to the LLC that are required to be allocated for tax purposes pursuant to Section 704(c) of the Code shall not be reflected in the Capital Accounts of the Members. Without limiting the generality of the foregoing, all deductions with respect to the amortization or depreciation of property contributed to the LLC by a Member shall be allocated to the contributing member for all (state, foreign and Federal) income tax purposes and all deductions with respect to the amortization or depreciation of property purchased out of Operating Cash Flow or Free Cash Flow shall be allocated in accordance with the provisions of Section 4.5(c) hereof.


                 ARTICLE V - TRANSFER OF LLC INTERESTS BY NON-MANAGER
                 MEMBERS; RESIGNATION, REDEMPTION AND WITHDRAWAL BY
                                NON-MANAGER MEMBERS;
                     ADMISSION OF ADDITIONAL NON-MANAGER MEMBERS.

     Section 5.1 Assignability of Interests. No interest of a Non-Manager Member in the LLC may be sold, assigned, transferred, gifted or exchanged, nor may any Non-Manager Member offer to do any of them (each, a "Transfer"), nor may any interest in any Non-Manager Member be Transferred, nor may any stockholder in any Non-Manager Member which is not an individual offer to do any of them, and no Transfer by a Non-Manager Member or stockholder of a Non-Manager Member shall be binding upon the LLC or any Non-Manager Member unless it is expressly permitted by this Article V and the Manager Member receives an executed copy of the documents effecting such Transfer, which shall be in form and substance reasonably satisfactory to the Manager Member. The assignee of such interest in the LLC may become a substitute Non-Manager Member only upon the terms and conditions set forth in
Section 5.2. If an assignee or transferee of an interest of a Non-Manager Member in the LLC does not become (and until any such assignee or transferee becomes) a substitute Non-Manager Member, in accordance with the provisions of
Section 5.2, such Person shall not be entitled to exercise or receive any of the rights, powers or benefits of a Non-Manager Member other than the right to receive distributions which the assigning Non-Manager Member has sold, transferred or assigned to such Person in compliance with this Section 5.1. No Non-Manager Member's interest in the LLC or, in the case of a Non-Manager Member which is not an individual, none of the direct and indirect interests of a beneficial owner of such Non-Manager Member, may be Transferred except:

          (a) with the prior written consent of the Manager Member, which consent may be granted or withheld by the Manager Member in its sole discretion except that the Manager Member may not unreasonably withhold its consent in the case of a Transfer of less than ten (10%) of the Initial LLC Points held by a Non-Manager Member to a bona fide charitable organization;

          (b) upon the death of such beneficial owner, their interests in the LLC or in the Non-Manager Member may be Transferred by will or the laws of descent and distribution (subject, in all cases, to the provisions of Section
3.11 hereof); and

          (c) a Non-Manager Member (and its beneficial owners) may Transfer interests in the LLC or in such Non-Manager Member to individuals described in clause (a) of the definition of such Non-Manager Member's Immediate Family (or trusts for their benefit and of which the beneficial owner is the settlor and/or trustee, provided that any such trust does not require or permit distribution of such interests).

provided, that in the case of (b) or (c) above, (i) the transferee enters into an agreement with the LLC agreeing to be bound by the provisions hereof (and if such transferee is or is becoming an employee of the LLC and is not already a party to a Non Solicitation Agreement, the transferee enters into a Non Solicitation Agreement), and (ii) whether or not the transferee enters into such an agreement, such LLC Interests, and interests in such Non-Manager Member, shall thereafter remain subject to this Agreement (and, if applicable, the relevant Non Solicitation Agreement) to the same extent they would be if held by such Non-Manager Member or beneficial owner, as applicable; provided, however, that the provisions of Sections 3.8, 3.9 and 3.10 will not apply unless such Transferee is or is becoming an employee of the LLC or any of its Controlled Affiliates or is a Controlled Affiliate of any such employee. Notwithstanding the foregoing, no Non-Manager Member's interest in the LLC may be Transferred if, giving effect to such Transfer, the total number of Members of the LLC would exceed one hundred (100) (as determined in accordance with Treasury Regulation
Section 1.7704-1(h)(3), which provides, in general, that under certain circumstances a Person owning an interest in (A) a partnership for federal income tax purposes,

(B) a "grantor trust," any portion of which is treated as owned by the grantor(s) or other person(s) under sections 671-679 of the Code, or (C) an "S corporation" within the meaning of section 1361(a) of the Code (each, a "flow-through entity") that owns, directly or through other flow-through entities, an interest in the LLC shall be treated as a Member), unless either such Transfer is a Transfer described in Treasury Regulation Section 1.7704-1(e) or such Transfer is pursuant to a Put right under Article VII and the sum of the percentage interests in profits or capital of the LLC Transferred during the taxable year of the LLC (other than in Transfers described in Treasury Regulation Section 1.7704-1(e)) would, taking the Transfer in question into account and assuming the maximum exercise of the Non-Manager Members' Put rights under Article VII, exceed ten percent (10%) of the total interests in profits or capital of the LLC.

     For all purposes of this LLC Agreement, any Transfers of LLC Interests shall be deemed to occur as of the end of the last day of the calendar quarter in which any such Transfer would otherwise have occurred. Upon any Transfer of LLC Interests, the Manager Member shall make the appropriate revisions to Schedule A hereto.

     Each time LLC Interests are Transferred (including, without limitation, additional LLC Points), the Manager Member may, in its reasonable discretion, elect to revalue the Capital Accounts of all Members. If the Manager Member so elects, then the Capital Accounts of all the Members shall be adjusted as follows: (i) the Manager Member shall determine the proceeds which would be realized if the LLC sold all its assets at such time for a price equal to the Fair Market Value of such assets, and (ii) the Manager Member shall allocate amounts equal to the gain or loss which would have been realized upon such a sale to the Capital Accounts of all the Members immediately prior to such Transfer in accordance with Section 4.2(d) hereof.

     No interests of a Non-Manager Member in the LLC may be pledged, hypothecated, optioned or encumbered, nor may any interests in a Non-Manager Member be pledged, hypothecated, optioned or encumbered, nor may any offer to do any of the foregoing be made without the prior written consent of the Management Committee and the Manager Member; provided the consent of the Manager Member will not be unreasonably withheld if the purpose of any such pledge or encumbrance is to secure financing to enable the Transferee to purchase LLC Interests from other Non-Manager Members and are subordinated to the satisfaction of the Manager Member to all other rights of the Manager Member and all other claims and encumbrances hereunder.

     Section 5.2 Substitute Non-Manager Members. No transferee of interests of a Non-Manager Member shall become a Member except in accordance with this
Section 5.2. The Manager Member may, in its sole discretion, admit as a substitute Non-Manager Member (with respect to all or a portion of the LLC Interests held by a Person), any Person that acquires an LLC Interest by Transfer from another Non-Manager Member pursuant to Section 5.1 hereof, or that acquires an LLC Interest from the Manager Member pursuant to Section 6.1 hereof. The admission of an assignee as a substitute Non-Manager Member shall, in all events, be conditioned upon the execution of an instrument satisfactory to the Manager Member whereby such assignee becomes a party to this Agreement as a Non-Manager Member as well as compliance by such assignee with the provisions of
Section 3.8 hereof if such Transferee is or is becoming an employee of the LLC or any of its Controlled Affiliates or is a Controlled Affiliate of any such employee. Upon the admission of a substitute Non-Manager Member, the Manager Member shall make the appropriate revisions to Schedule A hereto.

     Section 5.3 Allocation of Distributions Between Assignor and Assignee; Successor to Capital Accounts. Upon the Transfer of an LLC Interest pursuant to this Article V, distributions pursuant to Article IV shall be made to the Person owning the LLC Interest at the date of distribution, unless the assignor and assignee otherwise agree and so direct the LLC and the Manager Member in a written statement signed by both the assignor and assignee. In connection with a Transfer by a Member of LLC Points, the assignee shall succeed to a pro-rata (based on the percentage of such Person's LLC Points transferred) portion of the assignor's Capital Account, unless the assignor and assignee otherwise agree and so direct the LLC and the Manager Member in a written statement signed by both the assignor and assignee and consented to by the Manager Member.

     Section 5.4 Resignation, Redemptions and Withdrawals. No Non-Manager Member shall have the right to resign, to cause the redemption of its interest in the LLC, in whole or in part, or to withdraw from the LLC, except (a) with the consent of the Manager Member, (b) as is expressly provided for in Section
3.11 hereof; or (c) as is expressly provided for in Section 7.1 hereof. Upon any resignation, redemption or withdrawal, the Non-Manager Member shall only be entitled to the consideration, if any, provided for by Section 3.11 or Section
7.1 hereof, if and to the extent that one of such Sections is applicable. Upon the resignation, redemption or withdrawal, in whole or in part, by a Non-Manager Member, the Manager Member shall make the appropriate revisions to Schedule A hereto.

     Section 5.5    Issuance of Additional LLC Interests.

          (a) Additional Non-Manager Members (the "Additional Non-Manager Members" and each an "Additional Non-Manager Member") may be admitted to the LLC and such Additional Non-Manager Members may be issued LLC Points, only upon receipt of a Committee Vote and the consent of the Manager Member and upon such terms and conditions as may be established by the Manager Member with the consent of Management Committee (including, without limitation, upon such Additional Non-Manager Member's execution of an instrument satisfactory to the Manager Member whereby such Person becomes a party to this Agreement as a Non-Manager Member as well as, in the case of employees of the LLC (or its Controlled Affiliates or Controlled Affiliates of such employees, such Person's compliance with the provisions of Section 3.8 hereof).

          (b) Existing Non-Manager Members may be issued additional LLC Points (or other LLC Interests), only by the LLC with the consent of, and upon such terms and conditions as may be established by, the Management Committee with the consent of the Manager Member. The Manager Member or its Affiliates (other than the LLC and its Controlled Affiliates) may only be issued new additional LLC Points (or other LLC Interests) upon the receipt of a Committee Vote.

          (c) Each time additional LLC Interests are issued (including, without limitation, additional LLC Points), the Capital Accounts of all the Members shall be adjusted as follows: (i) the Manager Member shall determine the proceeds which would be realized if the LLC sold all its assets at such time for a price equal to the Fair Market Value of such assets, and (ii) the Manager Member shall allocate amounts equal to the gain or loss which would have been realized upon such a sale to the Capital Accounts of all the Members immediately prior to such issuance in accordance with Section 4.2(d) hereof.

          (d) Upon the issuance of additional LLC Interests, the Manager Member shall make the appropriate revisions to Schedule A hereto.

          (e) Notwithstanding anything in this Agreement to the contrary, (i) no additional LLC Interests may be issued if, giving effect to such Transfer, the total number of Members would exceed one hundred (100) as determined in accordance with Treasury Regulation Section 1.7704-1(h)(3)) and (ii) no LLC Interests may be issued (A) in a transaction that is required to be registered under the Securities Act or (B) in a transaction that is not required to be registered under the Securities Act by reason of Regulation S thereunder unless the offering and sale of the LLC Interests would not have been required to be registered under the Securities Act if the LLC Interests had been offered and sold within the United States.

     Section 5.6 Additional Requirements to Transfer or Issuance. As additional conditions to the validity of (x) any Transfer of a Non-Manager Member's interest in the LLC (or, in the case of a Non-Manager Member which is not an individual, the interests of the direct and indirect beneficial owners of such Non-Manager Member) (pursuant to Section 5.1 above), or (y) the issuance of additional LLC Interests (pursuant to Section 5.5 above), such Transfer or issuance shall not: (i) violate the registration provisions of the Securities Act or the securities laws of any applicable jurisdiction, (ii) cause the LLC to become subject to regulation as an "investment company" under the 1940 Act, and the rules and regulations of the SEC thereunder, (iii) result in the termination of any contract to which the LLC is a party and which individually or in the aggregate are material (it being understood and agreed that any contract pursuant to which the LLC provides Investment Management Services is material), or (iv) result in the treatment of the LLC as an association taxable as a corporation or as a "publicly traded partnership" for Federal income tax purposes.

     The Manager Member may require reasonable evidence as to the foregoing, including, without limitation, a favorable opinion of counsel, which expense shall be borne by the parties to such transaction (and to the extent the LLC is such a party, shall be paid from Operating Cash Flow).

     To the fullest extent permitted by law, any Transfer or issuance that violates the conditions of this Section 5.6 shall be null and void.

     Section 5.7 Representation of Members. Each Member (including each Additional Non-Manager Member) hereby represents and warrants to the LLC and each other Member, and acknowledges, that (a) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto, (b) it is able to bear the economic and financial risk of an investment in the LLC for an indefinite period of time, (c) it is acquiring an interest in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof,
(d) the equity interests in the LLC have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with, and (e) the execution, delivery and performance of this Agreement by such Member do not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, any provision of its charter, by-laws or other governing documents or any agreement or instrument to which it is a party or by which it is bound.


                     ARTICLE VI - TRANSFER OF LLC INTERESTS BY THE
                         MANAGER MEMBER; REDEMPTION, REMOVAL
                                    AND WITHDRAWAL

     Section 6.1    Assignability of Interest.

          (a) Except as set forth in this Section 6.1, without a Committee Vote the Manager Member's interest in the LLC may not be Transferred; provided, however, (i) it is understood and agreed that, in connection with the operation of the business of AMG and the Manager Member (including, without limitation, the financing of its interest herein and direct or indirect interests in additional investment management companies), the Manager Member's interest in the LLC will be pledged and encumbered and lien holders of the Manager Member's interest shall have and be able to exercise the rights of secured creditors with respect to such interest, (ii) the Manager Member may Transfer some (but not a majority) of its LLC Interests to a Person who is not a Member but who is an Officer or employee of the LLC or who becomes an Officer or employee of the LLC in connection with such issuance, or a Person wholly owned by any such Person, provided that such Transferee shall not become a Member unless the Management Committee has consented thereto, (iii) the Manager Member may sell some (but not all) of its LLC Interests to existing Non-Manager Members, and (iv) the Manager Member may sell all or any portion of its LLC Interests to an Affiliate of the Manager Member which shall thereafter be subject to the provisions contained herein with respect to the Manager Member. Notwithstanding anything else set forth herein, the Manager Member may, with a Majority Vote, sell or transfer as a result of a merger or consolidation all its interests in the LLC in a single transaction or a series of related transactions, and, in any such case, each of the Non-Manager Members shall be required to sell or transfer, in the same transaction or transactions, all their interests in the LLC; provided, that the price to be received by all the Members shall be allocated among the Members as follows: (a) an amount equal to the sum of the positive balances, if any, in positive Capital Accounts shall be allocated among the Members having such Capital Accounts in proportion to such positive balances, and (b) the excess, if any, shall be allocated among all Members in accordance with their respective number of LLC Points at the time of such sale. Upon any of the foregoing transactions, the Manager Member shall make the appropriate revisions to Schedule A hereto.

          (b)  In the case of any Transfer upon foreclosure pursuant to
Section 6.1(a)(i) above, each Transferee shall sign a counterpart signature page to this Agreement agreeing thereby to become either a Non-Manager Member or a Manager Member (provided, however, that once one such other Transferee elects to become a Manager Member, no transferee (other than a subsequent Transferee of such new Manager Member) may elect to be a Manager Member hereunder). If the transferees pursuant to Section 6.1(a)(i) above receive all the Manager Member's LLC Interests, and none of such transferees elects to become a Manager Member, then that shall be deemed to be an event of withdrawal by the Manager Member. If, however, one of the Transferees elects to become a Manager Member, and executes a counterpart signature page to this Agreement agreeing thereby to become a Manager Member, then notwithstanding any other provision hereof to the contrary, the old Manager Member shall thereupon be permitted to withdraw from the LLC as Manager Member.

          (c)  In the case of a transfer pursuant to the penultimate sentence of
Section 6.1(a) above, the Manager Member shall be deemed to have withdrawn, and its transferee shall be deemed to have become the Manager Member.

     Section 6.2 Resignation, Redemption, and Withdrawal. To the fullest extent permitted by law, except as set forth in Section 6.1, without a prior Majority Vote, the Manager Member shall not have the right to resign or withdraw from the LLC as Manager Member. With a prior Majority Vote, the Manager Member may resign or withdraw as Manager Member upon prior written notice to the LLC. Without a prior Majority Vote, the Manager Member shall have no right to have all or any portion of its interest in the LLC redeemed. Any resigned or withdrawn Manager Member shall retain its interest in the capital of the LLC and its other economic rights under this Agreement as a Non-Manager Member having the number of LLC Points and Vested LLC Points held by the Manager Member prior to its resignation or withdrawal. If a Manager Member who has resigned or withdrawn no longer has any economic interest in the LLC, then upon such resignation or withdrawal such Person shall cease to be a Member of the LLC.


                          ARTICLE VII - PUT OF LLC INTERESTS

     Section 7.1    Puts.

          (a) Each Non-Manager Member may, at such Non-Manager Member's option, subject to the terms and conditions set forth in this Section 7.1, cause AMG to purchase portions of the LLC Points held by such Non-Manager Member in the LLC (a "Put").

          (b) Each Non-Manager Member may, subject to the terms and conditions set forth in this Agreement, cause AMG to purchase up to ten percent (10%) of the Initial LLC Points of such Non-Manager Member from such Non-Manager Member (and/or any Permitted Transferee of such Non-Manager Member), on the last business day in March (each a "Purchase Date") (but only up to an aggregate of fifty (50%) of such Non-Manager Member's Initial LLC Points) starting with the last business day in March, 2003 and ending with the last business day in March, 2012. On any Purchase Date starting with the Purchase Date in March 2003, Mr. Joseph C. McNay may cause AMG to purchase from Mr. McNay (and/or any Transferee of Mr. McNay pursuant to the provisions of Section 5.1(b) or 5.1(c) hereof (and, to the extent set forth in any consent of the Manager Member pursuant to Section 5.1(a), his Transferees pursuant to Section 5.1(a))) a number of LLC Points of Mr. McNay and such Transferees that is equal to or less than the difference between the number of LLC Points then held by Mr. McNay and such Transferees and twenty-five percent (25%) of the greatest total number of Initial LLC Points issued to Mr. McNay; provided that in the event Mr. McNay exercises his rights under this sentence, he shall thereafter not be entitled to cause any Puts under this Section 7.1; provided, however, that the exercise of the rights set forth in the first sentence of this paragraph shall not be deemed to be an exercise pursuant to this sentence. On any Purchase Date starting with the Purchase Date in March 2006, Mr. Stephen Cutler may cause AMG to purchase from Mr. Cutler (and/or any Transferee of Mr. Cutler pursuant to the provisions of Section 5.1(b) or 5.1(c) hereof (and, to the extent set forth in any consent of the Manager Member pursuant to Section 5.1(a), his Transferees pursuant to Section 5.1(a))) a number of LLC Points of Mr. Cutler and such Transferees that is equal to or less than the difference between the number of Initial LLC Points then held by Mr. Cutler and such Transferees and twenty-five percent (25%) of the greatest total number of LLC Points issued to Mr. Cutler; provided that in the event Mr. Cutler exercises his rights under this sentence, he shall thereafter not be entitled to cause any Puts under this Section 7.1; provided, however, that the exercise of the rights set forth in the first sentence of this paragraph shall not be deemed to be an exercise pursuant to this sentence.

          (c) Each Non-Manager Member may, subject to the terms and conditions set forth in this Agreement, cause AMG to purchase a number of LLC Points as is equal to up to ten percent (10%) of the LLC Points issued to such Non-Manager Member pursuant to the Incentive Program or upon the exercise of an option issued pursuant thereto (each such issuance or issuance upon the exercise of an option, being referred to herein as an "Option Exercise") from such Non-Manager Member (and/or any Permitted Transferee of such Non-Manager Member), on any five
(5) separate Purchase Dates (but only up to an aggregate of a number of LLC Points as is equal to fifty percent (50%) of the LLC Points issued in each such Option Exercise) starting on the first Purchase Date which is at least five (5) years following the date of each such Option Exercise and ending on the first Purchase Date which is at least fifteen (15) years following the date of such Option Exercise.

          (d)  If a Non-Manager Member desires to exercise its rights under
Section 7.1(b) or 7.1(c) above, it and its Employee Stockholder shall give the Manager Member, AMG, each other Employee Stockholder and the LLC irrevocable written notice (a "Put Notice") on or prior to the preceding December 31 (the "Notice Deadline"), stating that it is electing to exercise such rights and the number of LLC Points (the "Put LLC Points") to be sold in the Put and whether or to what extent such Put is a Put of Initial LLC Points (the "Initial Put LLC Points") or LLC Points issued pursuant to an Option Exercise (together, the "Option Put LLC Points") and, if Option Put LLC Points, what Option Exercise they are associated with. Puts in any given calendar year for which Put Notices are received before the Notice Deadline for that calendar year shall be completed as follows: AMG shall purchase from each Non-Manager Member (and his (or its) Related Non-Manager Members) and their respective Permitted Transferees that number of Put LLC Points as is equal to the sum of (i) the number of Initial Put LLC Points designated as such in the Put Notice, up to the maximum number permitted by Section 7.1(b) above with respect to that year and the aggregate number of Initial LLC Points that may be Put by the Non-Manager Member (and his (or its) Related Non-Manager Members) and their respective Permitted Transferees, and (ii) the number of Option Put LLC Points designated as such in the Put Notice, up to the maximum number permitted by
Section 7.1(c) above with respect to the Option Exercise and that year and the aggregate number of LLC Points that may be put by the Non-Manager Member (and his (or its) Related Non-Manager Members) and their respective Permitted Transferees, with respect to the Option Exercise.

          (e) The purchase price for a Put (the "Put Price") shall be an amount (which is intended to be a proxy for fair market value) equal to (i) six and three tenths (6.3) times the positive difference, if any, of (x) the sum of (I) fifty percent (50%) of the LLC's Maintenance Fees for the twenty-four (24) months ending on the last day of the calendar quarter in which the closing of the Put occurs and (II) thirty three and thirty three one hundredths percent (33.33%) of the LLC's Earned Performance Fees for the thirty-six (36) months ending on the last day of the calendar year prior to the calendar year in which the Put occurs minus (y) the amount by which the actual expenses of the LLC (determined on a basis consistent with the calculation of Operating Cash Flow) exceeded the Operating Cash Flow of the LLC (including previously reserved Operating Cash Flow) during the twelve (12) months ending on the last day of the calendar quarter prior to the date of the closing of such Put (in each case determined by reference to the most recent financial statements with respect to the applicable period supplied to the Manager Member pursuant to Section 9.3) multiplied by (ii) a fraction, the numerator of which is the number of Vested LLC Points to be purchased from such Non-Manager Member on the Purchase Date and the denominator of which is the number of LLC Points outstanding on the Purchase Date before giving effect to any Puts, Calls or any issuances or redemptions of LLC Points on such date. Notwithstanding the foregoing, if the Non-Manager Member exercising a Put has made an election contemplated in Section 7.2 then the "Put Price" shall be (i) the product of percentage of Vested LLC Points being Put by such Non-Manager Member to which such election does not apply, and the Put Price calculated in the foregoing sentence with respect to all LLC Points being Put by such Non-Manager Member, plus (ii) the number of shares of AMG Stock resulting from the calculation set forth in Section 7.2(c) upon such election.

          (f) In the case of any Put, the Put Price shall be paid by AMG (or, if AMG shall have assigned its obligation to the Manager Member or the LLC pursuant to paragraph (h) below, the Manager Member or the LLC) (or their respective assigns) on the relevant Purchase Date by wire transfer or certified check issued to such Non-Manager Member, in each case, against delivery of such documents or instruments of transfer as may reasonably be requested by AMG, the Manager Member or the LLC, as applicable, and in each case including representations that at the effective time of such transfer the transferring Non-Manager Member is the record and beneficial owner of the LLC Interests being Put, free and clear of any Liens other than those imposed by this Agreement.

          (g) Notwithstanding any other provision of this Section 7.1 to the contrary, no purchase by AMG pursuant to this Section 7.1 (or, upon assignment of any of AMG's obligations to the Management Member or the LLC pursuant to paragraph (h) hereof, purchase by the Manager

Member or redemption by the LLC) shall occur if it would result in the Manager Member and AMG (taken together) owning, directly or indirectly, in excess of eighty percent (80%) of the LLC Points outstanding after giving effect to any such sale or redemption. If some, but not all, of the LLC Points which Non-Manager Members have requested be purchased can be so purchased without the Manager Member's and AMG's (taken together) ownership, directly or indirectly, exceeding eighty percent (80%) of the outstanding LLC Points, then AMG or the Manager Member shall purchase, or shall assign their obligations to the LLC, and the LLC shall redeem, LLC Points from the Non-Manager Members having Put LLC Interests in proportion to the LLC Points then held by such Non-Manager Members up to the maximum extent that would not cause the Manager Member and AMG (taken together) to own, directly or indirectly, in excess of eighty percent (80%) of the outstanding LLC Points (in each case, subject to the maximum amount set forth in Sections 7.1(b) and 7.1(c) hereof).

          (h) AMG may assign and/or delegate any or all of its rights and obligations to purchase LLC Points under this Section 7.1, in one or more instances, to the Manager Member; provided that no such assignment or delegation shall relieve AMG of its obligation to make the payment for a Put as required by this Section 7.1. The Manager Member may, only with a Majority Vote, assign any or all of its rights and obligations to purchase LLC Points under this Section 7.1, in one or more instances, to the LLC.

          (i) In the case of any Put, as of any Purchase Date, the Non-Manager Member shall cease to hold the LLC Points purchased on the Purchase Date, and shall cease to hold a pro-rata portion of such Non-Manager Member's Capital Account (which shall have been transferred to AMG (or, upon assignment of any of AMG's obligations to the Management Member or the LLC pursuant to paragraph (h) hereof, transferred to the Manager Member or canceled by the LLC)) and shall no longer have any rights with respect to such portion of its LLC Interests.

     Section 7.2    Election Rights of Non-Manager Members to Receive AMG Stock.

          (a) The Non-Manager Member exercising a Put or with respect to whom a Call is exercised (as contemplated by Section 7.7. hereof) may elect to request that AMG pay up to one-half (50%) of the LLC Points being Put by such Non-Manager Member (or being Called from such Non-Manager Member) to be paid for by AMG in shares of AMG's Common Stock, $.01 par value per share (the "AMG Stock") in accordance with the provisions of this Section 7.2. If a Non-Manager Member makes the request set forth in Section 7.2(a), AMG may, in its sole discretion, elect by written notice (the "Election Notice") to such Non-Manager Member within ten (10) days after receiving such Non-Manager Member's request to make the payment for the Put or Call as contemplated by the succeeding provisions of this Section 7.2, or may, in lieu thereof, pay an amount in cash as is equal to the Number of Shares of AMG Stock such Non-Manager Member is entitled to receive pursuant to the calculation set forth below, multiplied by AMG's Average Stock Price, calculated as set forth below.

          (b) An election under this Section 7.2 must be made by the Non-Manager Member at least sixty (60) days prior to the relevant Purchase Date, by giving written notice to the

LLC, AMG and the Manager Member of such election, which election, once made, shall be irrevocable without the prior written consent of AMG.

          (c) The number of shares of AMG Stock to be issued upon exercise of the Put or Call (as applicable) shall be determined in accordance with the following formula:

Number of
Shares of AMG Stock = FCF x Percentage Put/Called x AMG's EBITDA Multiple x .75
                      ---------------------------------------------------------
                                   AMG's Average Stock Price

Where:

                       FCF    =    an amount equal to (x) the sum of (I) fifty
                                   percent (50%) of the LLC's Maintenance
                                   Fees for the twenty-four (24) months
                                   ending on the last day of the calendar
                                   quarter in which the Put or Call (as
                                   applicable) occurs and (II) thirty three and thirty three one hundredths percent
                                   (33.33%) of the LLC's Earned Performance
                                   Fees for the thirty-six (36) months ending on the last day of the calendar year prior to the calendar year in which the Put or Call (as applicable) occurs minus (y) the amount by which the actual expenses of the LLC (determined on a basis consistent with the calculation of Operating Cash Flow) exceeded the Operating Cash Flow of the LLC (including previously reserved
                                   Operating Cash Flow) during the twelve
                                   (12) months ending on the last day of the calendar quarter prior to the date of the closing of such Put or Call (as applicable) (in each case determined by reference to the most recent financial statements with respect to the applicable period supplied to the Manager Member pursuant to Section 9.3)

     Percentage Put/Called    =    a fraction, the numerator of which is the
                                   number of Vested LLC Points to be purchased from the Non-Manager Member on the Purchase
                                   Date, and the denominator of which is the number of LLC Points outstanding on the Purchase Date before giving effect to any Puts, Calls or any issuances or redemptions of LLC Points on such date.

     AMG's EBITDA Multiple    =    a fraction, the numerator of which is (a) the
                                   number of shares of AMG Stock issued and
                                   outstanding immediately prior to the closing
                                   of the Put or Call (as applicable),
                                   multiplied by AMG's Average Stock Price, plus
                                   (b) the long-term indebtedness (including the
                                   current
                                        portion thereof) of AMG as of the
                                        date of its most recent public
                                        financial reports prior to the
                                        closing of the Put or Call (as
                                        applicable), and the denominator of
                                        which is AMG's earnings before
                                        interest, taxes,  depreciation and
                                        amortization for the twelve (12)
                                        month period ending on the last day
                                        of the calendar quarter prior to the
                                        date of the closing of the Put or
                                        Call (as applicable).
                                        Notwithstanding the foregoing, AMG's
                                        EBITDA Multiple shall be calculated
                                        giving pro-forma effect to any
                                        investments or other similar
                                        transactions consummated (or which
                                        AMG became contractually obligated to
                                        consummate) rpior to the closing of
                                        the Put or Call (as   applicable), in
                                        each case, as calculated in  good
                                        faith by the Manager Member.

     AMG's Average Stock Price     =    the average (arithmetic mean) Stock
                                        Price of AMG Stock during the forty (40) trading days prior to the date of the closing of the Put or Call (as applicable). The term "Stock Price" shall mean the closing price for each day for the AMG Stock which shall be the last sale price or, in the case no such sale takes place on such day, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the AMG Stock is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if on any such date no bids are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security reasonably selected by the
                                        Board of Directors of AMG.

                                        In the event that there is any stock
                                        split (or reverse stock split), stock
                                        dividend or other similar event, equit-
                                        able and appropriate adjustments shall
                                        be made in the application of the fore-
                                        going calculation of AMG's Average Stock
                                        Price to take account of such event.

     Section 7.3    Registration Rights.

          (a) If at any time or times AMG shall determine to file a registration statement ("Registration Statement") (which excludes a registration on Form S-8 (or its then equivalent form) or a registration statement filed solely to implement an employee benefit plan, a transaction under Rule 145 or to which any other similar rule of the SEC under the Securities Act is applicable or registration statement on a form not available for registering securities for sale to the public) other than on Form S-4 (or its then equivalent form) and other than with respect to securities to be issued solely in connection with any acquisition of any securities or assets of any entity or business, then AMG will give written notice thereof to the Non-Manager Members which are holders of Registrable Securities (as hereinafter defined) then outstanding (the "Holders") at least twelve (12) days prior to the filing of a registration statement with the SEC, and, subject to the terms and conditions of this Section 7.3, will use commercially reasonable efforts to effect the registration under the Securities Act (a "Registration") of all Registrable Securities which the Holders request in a writing delivered to AMG within ten (10) days after the notice given by AMG. AMG shall have the right to postpone or withdraw any Registration without any obligation to any Holder.

          (b) For the purposes of this Section 7.3, the term "Registrable Securities" shall mean (i) any AMG Stock held by a Non-Manager Member which was acquired by such Non-Manager Member pursuant to the Merger Agreement, (ii) any AMG Stock held by a Non-Manager Member which was acquired by such Non-Manager Member pursuant to the provisions of Section 7.2 above, and (iii) and any equity securities issued or issuable with respect to the AMG Stock described in clauses
(i) or (ii) of this Section 7.3(b) by way of a stock dividend or stock split or in connection with a combination of shares.

          (c) Whenever under the preceding provisions of this Section 7.3, AMG is required hereunder to register Registrable Securities, AMG agrees that it shall also do the following:

               (i) use commercially reasonable efforts to prepare diligently for filing with the SEC a Registration Statement and such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary for the duration of such Registration;

               (ii) use commercially reasonable efforts to maintain the effectiveness of any Registration Statement pursuant to which any of the Registrable Securities are being sold on a delayed or continuous basis under Rule 415 (or any successor or similar rule) under the Securities Act (other than a registration statement in connection with an underwritten offering) until the earlier of (A) the completion of the distribution of all Registrable Securities offered pursuant thereto or (B) ninety (90) days after the effective date of such Registration Statement, provided that if a Suspension Period (as defined below) has occurred during the pendency of a Registration, AMG shall in good faith use reasonable efforts to extend the effectiveness of such Registration so that there are ninety (90) days during which such Registration is effective and a Suspension Period is not in effect; and

              (iii) furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities in accordance with customary practices.

          (d) All reasonable expenses incident to AMG's performance of or compliance with this Section 7.3, including SEC and securities exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and disbursements of counsel for AMG and its independent certified public accountants incurred in connection with each registration hereunder (excluding any fees or disbursements of counsel for the Holders, or any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, which shall be borne by each applicable Holder) (all such included expenses being herein called "Registration Expenses"), will be borne by AMG; provided, however, that if AMG is not selling securities in such offering, then each Holder shall bear a portion of such expenses equal to such expenses multiplied by a fraction, the numerator of which is the number of shares sold by such Holder and the denominator of which is the total number of shares sold in the offering.

          (e)  (i)  Incident to any registration statement referred to in this
     Section 7.3(e), and subject to applicable law, AMG will indemnify each underwriter, each Holder of Registrable Securities so registered, and each person controlling any of them ("Controlling Person") against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained therein, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by AMG of the Securities Act, any other federal securities laws, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished to AMG by or on behalf of such underwriter, Holder or Controlling Person expressly for use therein, and with respect to such untrue statement or omission in the information furnished to AMG by or on behalf of such underwriter, Holder or Controlling Person, such underwriter, Holder or Controlling Person so providing such information to AMG (or on whose behalf such information was so provided) will indemnify AMG, its directors and officers, and the other underwriters, Holders and Controlling Persons against any losses, claims, damages, expenses or liabilities to which any of them may become subject to the same extent.

          (ii) If the indemnification provided for in this Section 7.3(e) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.3(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.3(e)(ii), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     If indemnification is available under this Section 7.3(e), the indemnifying parties shall indemnify each indemnified party to the full extent provided in
Section 7.3(e)(i) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7.3(e)(ii).

     Section 7.4    Restrictions.   Notwithstanding anything herein to the
contrary, the parties agree as follows:

          (a) In the event that in connection with an underwritten public offering, the managing underwriter(s) shall in good faith impose a limitation on the number of securities which may be included in such Registration for marketing purposes, AMG shall not be required to register Registrable Securities in excess of such limitation, provided that the reduction in the number of securities which may be included in such Registration to comply with such limitation is imposed pro rata (based either (as determined by AMG, in its sole discretion) on relative number of securities held or relative number of securities sought to be included in such Registration) with respect to the Holders and all managers of companies providing Investment Management Services in which AMG may invest after the date hereof and which have so-called incidental or piggyback registration rights (it being understood that such limitation may be imposed as to all holders of such securities and the Holders prior to the imposition of any limitation on other holders of AMG securities).

          (b) If requested in writing by the managing underwriter(s), if any, of any underwritten public offering of AMG Stock, each Non-Manager Member and each Employee Stockholder (and their respective Permitted Transferees) agrees not to offer, sell, contract to sell or otherwise dispose of any shares of AMG Stock (or any securities convertible into or exchangeable for AMG Stock) except as part of such underwritten public offering within thirty (30) days before or one hundred and eighty (180) days after the effective date of the registration statement filed with respect to said offering.

          (c) Following the effectiveness of a Registration (including, without limitation a Registration for sale on a delayed or continuous basis under Rule 415 under the Securities Act), each Holder and each Employee Stockholder agrees not to effect any sales of AMG Stock after they have received notice from AMG to suspend sales as a result of the commencement of any Suspension Period. Each Holder may recommence effecting sales of AMG Stock following further notice to such effect from AMG, which shall be given by AMG not later than five (5) business days after the conclusion of each Suspension Period. For purposes hereof, a "Suspension Period" shall mean the pendency or occurrence of an event that would make it impractical or inadvisable (i) to cause a Registration Statement to remain in effect or (ii) to permit the sale of AMG Stock by Holders and by limited partners, members or management employees of other entities in which AMG is a general partner or manager member (without prejudice to any particular holder), and shall include, without limitation, pending negotiations relating to, or consummation of, a transaction or the pendency or occurrence of any other event that would require additional disclosure of material information by AMG in a registration statement as to which AMG has a bona fide business purpose for preserving confidentiality or which renders AMG unable to comply with applicable legal requirements.

     Section 7.5 Limitation of Registration Rights. Notwithstanding the foregoing, AMG shall not be required to effect a Registration of Registrable Securities under this Agreement if, in the written opinion of counsel for AMG, the Holders of Registrable Securities may then sell all the Registrable Securities proposed to be sold without registration under the Securities Act.

     Section 7.6 Option of Receiving Future Piggyback Registration Rights. Notwithstanding any provisions of this Section 7, if AMG offers to any Person engaged in the business of providing Investment Management Services in which AMG may invest pursuant to an acquisition or investment transaction closing after the date hereof any form of piggyback registration rights ("New Registration Rights"), AMG agrees that at each such occasion it shall provide Holders of Registrable Securities with the option of either retaining the registration rights then in force for such Registrable Securities or replacing such registration rights with the New Registration Rights, subject to the limitation set forth in Section 7.5.

     Section 7.7    Calls.

          (a) The Manager Member may, subject to the terms and conditions set forth in this Section 7.2, cause any or all of Joseph C. McNay, Stephen R. Clark and Steven D. Cutler to sell portions of the LLC Interests held by each such Non-Manager Member in the LLC (each a "Call").

          (b) The Manager Member may cause each of the Non-Manager Members set forth in Section 7.7(a) above (and any Transferee thereof) to sell up to five percent (5%) of the highest total number of LLC Points held by such Non-Manager Member at any time, to the Manager Member on any Purchase Date (but only up to an aggregate of fifteen percent (15%) of the highest total number of LLC Points held by such Non-Manager Member at any time), starting with the first Purchase Date which is after the sixth (6th) anniversary of the Effective Date.

          (c)  If the Manager Member desires to exercise its rights under
Section 7.7(b), it shall give each Non-Manager Member and the LLC irrevocable written notice (a "Call Notice") on or prior to the immediately preceding Notice Deadline, stating that it is electing to exercise such rights, the Non-Manager Member with respect to whom the Call is being exercised and the number of LLC Points to be purchased in the Call.

          (d) The purchase price for a Call (the "Call Price") shall be an amount (which is intended to be a proxy for fair market value) equal to (i) seven and nine-tenths (7.9) times the positive difference, if any, of (x) fifty percent (50%) of the sum of (I) the LLC's Maintenance Fees for the twenty-four
(24) months ending on the last day of the calendar quarter prior to the date of the closing of such Call and (II) thirty three and thirty three one hundredth percent (33.33%) of the LLC's Earned Performance Fees for the thirty-six (36) months ending on the last day of the calendar year prior to the date of the closing of such Call minus (y) the amount by which the actual expenses of the LLC (determined on a basis consistent with the calculation of Operating Cash
Flow) exceeded the Operating Cash Flow of the LLC (including previously reserved Operating Cash Flow) during the twelve (12) months ending on last day of the calendar quarter prior to the date of the closing of such Call (in each case determined by reference to the most recent financial statements with respect to the applicable period supplied to the Manager Member pursuant to Section 9.3) multiplied by (ii) a fraction, the numerator of which is the number of LLC Points to be purchased from such Non-Manager Member pursuant to such Call on the Purchase Date and the denominator of which is the number of LLC Points outstanding on the Purchase Date before giving effect to any Puts, Calls or any issuances or redemptions of LLC Points on such date. Notwithstanding the foregoing, if a Non-Manager Member with respect to whom a Call is exercised has made an election contemplated in Section 7.2 then the "Call Price" shall be (i) the product of the percentage of LLC Points being Called from such Non-Manager Member to which such election does not apply, and the Call Price calculated in the foregoing sentence with respect to all LLC Points being Called from such Non-Manager Member, plus (ii) the number of shares of AMG Stock resulting from the calculation set forth in Section 7.2(c) upon such election.

          (e) As of any Purchase Date, the Non-Manager Member (and its Transferees to the extent applicable) selling LLC Points under this Section 7.2 shall cease to hold the LLC Interests purchased on the Purchase Date, and shall cease to hold a pro-rata portion of such Non-Manager Member's Capital Account and shall no longer have any rights with respect to such portion of its LLC Interests.


                      ARTICLE VIII - DISSOLUTION AND TERMINATION.

     Section 8.1 No Dissolution. The LLC shall not be dissolved by the admission of Additional Non-Manager Members or substitute Non-Manager Members or substitute Manager Members in accordance with the Act and the provisions of this Agreement.

     Section 8.2 Events of Dissolution. The LLC shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

          (a) a date designated in writing by the holders of a majority of the then outstanding Vested LLC Points; or

          (b) upon the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     Section 8.3 Notice of Dissolution. Upon the dissolution of the LLC, the Manager Member shall promptly notify the Members of such dissolution.

     Section 8.4 Liquidation. Upon the dissolution of the LLC, the Manager Member, or if there is none, the Person or Persons approved by the holders of more than fifty percent (50%) of the Vested LLC Points then outstanding (including the Person that was the Manager Member) shall carry out the winding up of the LLC (in such capacity, the "Liquidating Trustee"), shall immediately commence to wind up the LLC's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the LLC and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share in allocations and distributions during liquidation in the same proportions, as specified in Article IV hereof, as before liquidation. The proceeds of liquidation shall be distributed as set forth in Section 4.4 hereof.

     Section 8.5 Termination. The LLC shall terminate when all of the assets of the LLC, after payment of or due provision for all debts, liabilities and obligations of the LLC, shall have been distributed to the Members in the manner provided for in Section 4.4 and the Certificate shall have been canceled in the manner required by the Act.

     Section 8.6 Claims of the Members. The Members and former Members shall look solely to the LLC's assets for the return of their Capital Contributions and Capital Accounts, and if the assets of the LLC remaining after payment of or due provision for all debts, liabilities and obligations of the LLC are insufficient to return such Capital Contributions or Capital Accounts, the Members and former Members shall have no recourse against the LLC or any other Member (including, without limitation, the Manager Member).


                           ARTICLE IX - RECORDS AND REPORTS.

     Section 9.1 Books and Records. The Officers and the Members shall cause the LLC to keep complete and accurate books of account with respect to the operations of the LLC, prepared in accordance with generally accepted accounting principles, using the accrual method of accounting, consistently applied. Such books shall reflect that the interests in the LLC have not been registered under the Securities Act, and that the interests may not be sold or transferred without registration under the Securities Act or exemption therefrom and without compliance with Article V or Article VI of this Agreement. Such books shall be maintained at the principal office of the LLC in Boston or at such other place as the Manager Member shall determine.

     Section 9.2 Accounting. The LLC's books of account shall be kept on the accrual method of accounting, or on such other method of accounting as the Manager Member may from time to time determine, with the advice of the Independent Public Accountants, and shall be closed and balanced at the end of each LLC fiscal year and shall be maintained for each fiscal year in a manner consistent with the generally accepted accounting principles and with the principles and/or policies of AMG applied consistently with respect to its Controlled Affiliates. The taxable year of the LLC shall be the twelve months ending December 31 or such other taxable year as the Manager Member may designate, with the advice of the Independent Public Accountants.

     Section 9.3 Financial and Compliance Reports. The LLC shall, and each of the Non-Manager Members and each of the Employee Stockholders who is a member of the Management Committee shall use all commercially reasonable efforts to cause the LLC to, furnish to the Manager Member each of the following:

          (a) Within ten (10) days after the end of each month and each fiscal quarter, an unaudited financial report of the LLC, which report shall be prepared in accordance with generally accepted accounting principles using the accrual method of accounting, consistently applied (except that the financial report may (i) be subject to normal year-end audit adjustments which are neither individually nor in the aggregate material and (ii) not contain all notes thereto which may be required in accordance with generally accepted accounting principles) and shall be certified by the most senior financial officer of the LLC to have been so prepared, and which shall include the following:

               (i) Statements of operations, changes in members' capital and cash flows for such month or quarter, together with a cumulative income statement from the first day of the then-current fiscal year to the last day of such month or quarter;

               (ii) a balance sheet as of the last day of such month or quarter; and

              (iii) with respect to the quarterly financial report, a detailed computation of Free Cash Flow for such quarter.

          (b) Within fifteen (15) days after the end of each fiscal year of the LLC, audited financial statements of the LLC, which shall include statements of operations, changes in members' capital and cash flows for such year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, using the accrual method of accounting, consistently applied, certified by the Independent Public Accountants.

          (c) If requested by the Manager Member, within twenty-five (25) days after the end of each calendar quarter, the LLC's operating budget for each of the next four (4) fiscal quarters, in such form and containing such estimates as may be requested by the Manager Member from time to time, certified by the most senior financial officer of the LLC.

          (d) If requested by the LLC, copies of all financial statements, reports, notices, press releases and other documents released to the public.

          (e) As promptly as is reasonably possible following request by the Manager Member from time to time, such financial, operations, performance or other information or data as may be requested.

     Section 9.4    Meetings.

          (a) The LLC and its Officers shall hold such regular meetings at the LLC's principal place of business with representatives of the Manager Member as may be reasonably requested by the Manager Member from time to time. These meetings shall be attended (either in person or by telephone) by such members of the Management Committee, Officers and other employees of the LLC as may be requested by the Manager Member or any of the Officers.

          (b) At each meeting, the Officers and other employees of the LLC shall discuss such matters regarding the LLC and its performance, operations and/or budgets as may be reasonably requested by the Manager Member, and each of the attendees (whether in person or by telephone) at such meeting shall have the right to submit proposals and suggestions regarding the LLC, and the attendees at the meeting shall, in good faith, discuss and consider such proposals and suggestions.

     Section 9.5    Tax Matters.

          (a) The Manager Member shall cause to be prepared and filed on or before the due date (or any extension thereof) Federal, state, local and foreign tax or information returns required to be filed by the LLC. The Manager Member, to the extent that LLC funds are available, shall cause the LLC to pay any taxes payable by the LLC (it being understood that the expenses of preparation and filing of such tax returns, and the amounts of such taxes, are to be treated as operating expenses of the LLC to be paid from Operating Cash Flow); provided that the Manager Member shall not be required to cause the LLC to pay any tax so long as the Manager Member or the LLC is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the LLC and adequate reserves therefor have been set aside by the LLC. Neither the LLC nor any Employee Stockholder or Non-Manager Member shall do anything or take any action which would be inconsistent with the foregoing or with the Manager Member's actions as authorized by the foregoing provisions of this Section 9.5(a). Each Non-Manager Member shall cooperate with Manager Member in causing the LLC to make an election under Section 754 of the Code with respect to its fiscal year ended on the Effective Date. Upon the agreement of the Management Committee and the Manager Member, the LLC will use commercially reasonable efforts to cause an election under Section 754 of the Code to be made by investment funds in which it holds an interest as a manager or general partner.

          (b) The Manager Member shall be the tax matters partner for the LLC pursuant to Sections 6221 through 6233 of the Code.


                ARTICLE X - LIABILITY, EXCULPATION AND INDEMNIFICATION.

     Section 10.1 Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Covered Person.

     Section 10.2   Exculpation.

          (a) No Covered Person shall be liable to the LLC or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of any action or inaction of such Covered Person which constituted fraud, gross negligence, willful misconduct or a breach of this Agreement, the Merger Agreement or, in the case of a Non-Manager Member or Employee Stockholder, the Non Solicitation Agreement to which he, she or it is a party.

          (b) A Covered Person shall be fully protected in relying in good faith upon the records of the LLC and upon such information, opinions, reports or statements presented to the Covered Person by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC of such Covered Person.

     Section 10.3   Fiduciary Duty.

          (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any Member, a Covered Person acting under this Agreement shall not be liable to the LLC or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

          (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the Manager Member and any other Member, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the Manager Member shall act in a manner that is, or provides terms that are, fair and reasonable to the LLC or any Member, the Manager Member shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The resolution, action or term so made, taken or provided by the Manager Member shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Manager Member at law or in equity or otherwise unless the Managing Member did not act in good faith.

          (c) Whenever in this Agreement the Manager Member is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Manager Member shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the LLC or any other Person, or (ii) in its "good faith" or under another express standard, the Manager Member shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

          (d) Wherever in this Agreement a factual determination is called for and the applicable provision of this Agreement does not indicate what party or parties are to make the applicable factual determination, and/or the applicable standard to be used in making the factual determination, such determination shall be made by the Manager Member in the exercise of reasonable discretion.

     Section 10.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the LLC for any loss, damage or claim (including any amounts paid in settlement of any such claims) including expenses, fines, penalties and counsel fees and expenses incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of any action or inaction of such Covered Person which constituted fraud, [gross] negligence, willful misconduct or a breach of this Agreement, the Merger Agreement or, in the case of the Non-Manager Member or Employee Stockholder, the Non Solicitation Agreement to which he, she or it is a party; provided, however, that any indemnity under this Section 10.4 shall be provided out of and to the extent of LLC assets only, and no Member or Covered Person shall have any personal liability to provide indemnity on account thereof.

     Section 10.5   Notice; Opportunity to Defend and Expenses.

          (a) Promptly after receipt by any Covered Person from any third party of notice of any demand, claim or circumstance that, immediately or with the lapse of time, would reasonably be expected to give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that could reasonably be expected to result in any loss, damage or claim with respect to which the Covered Person might be entitled to indemnification from the LLC under Section 10.4, the Covered Person shall give notice thereof (the "Claims Notice") to the LLC; provided, however, that a failure to give such notice shall not prejudice the Covered Person's right to indemnification hereunder except to the extent that the LLC is actually prejudiced thereby. The Claims Notice shall describe the Asserted Liability in such reasonable detail as is practicable under the circumstances, and shall, to the extent practicable under the circumstances, indicate the amount (estimated, if necessary) of the loss or damage that has been or may be suffered by the Covered Person.

          (b) The LLC may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, however, that if the named parties to any action or proceeding include (or could reasonably be expected to include) both the LLC and a Covered Person, or more than one Covered Persons, and the LLC is advised by counsel that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Covered Person may engage separate counsel at the expense of the LLC. If the LLC elects to compromise or defend such Asserted Liability, it shall within twenty (20) business days (or sooner, if the nature of the Asserted Liability so requires) notify the Covered Person of its intent to do so, and the Covered Person shall cooperate, at the expense of the LLC, in the compromise of, or defense against, such Asserted Liability. If the LLC elects not to compromise or defend the Asserted Liability, fails to notify the Covered Person of its election as herein provided, contests its obligation to provide indemnification under this Agreement, or fails to make or ceases making a good faith and diligent defense, the Covered Person may pay, compromise or defend such Asserted Liability all at the expense of the Covered Person (in accordance with the provisions of Section 10.5(c) below). Except as set forth in the preceding sentence, neither the LLC nor the Covered Person may settle or compromise any claim over the objection of the LLC or the Manager Member; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the LLC and the Covered Person may participate at their own expense, in the defense of such Asserted Liability. If the Covered Person chooses to defend any claim, the Covered Person shall make available to the LLC any books, records or other documents within its control that are necessary or appropriate for such defense, all at the expense of the LLC.

          (c) If the LLC elects not to compromise or defend an Asserted Liability, or fails to notify the Covered Person of its election as above provided, then, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any Asserted Liability, shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 10.4 hereof. The LLC may, if the Manager Member deems it appropriate, require any Covered Person for whom expenses are advanced, to deliver adequate security to the LLC for his or her obligation to repay such indemnification.

     Section 10.6   Miscellaneous.

          (a) The right of indemnification hereby provided shall not be exclusive of, and shall not affect, any other rights to which a Covered Person may be entitled. Nothing contained in this Article X shall limit any lawful rights to indemnification existing independently of this Article X.

          (b) The indemnification rights provided by this Article X shall also inure to the benefit of the heirs, executors, administrators, successors and assigns of a Covered Person and any officers, directors, partners, shareholders, employees and Affiliates of such Covered Person (and any former officer, director, member, shareholder or employee of such Covered Person, if the loss, damage or claim was incurred while such person was an officer, director, member, shareholder or employee of such Covered Person). The Manager Member may extend the indemnification called for by Section 10.4 to non-employee agents of the LLC, the Manager Member or its Affiliates.


                              ARTICLE XI - MISCELLANEOUS.

     Section 11.1 Notices. All notices, requests, elections, consents or demands permitted or required to be made under this Agreement ("Notices") shall be in writing, signed by the Person or Persons giving such notice, request, election, consent or demand and shall be delivered personally or by confirmed facsimile, or sent by registered or certified mail, or by commercial courier to the other Members, at their addresses set forth on the signature pages hereof or on Schedule A hereto, or at such other addresses as may be supplied by written notice given in conformity with the terms of this
Section 11.1. All Notices to the LLC shall be made to the Manager Member at the address set forth on the signature pages hereof or on Schedule A hereto, with a copy (which shall not constitute notice) to the President of the LLC at the principal offices of the LLC. The date of any such personal or facsimile delivery or the date of delivery by an overnight courier or the date five (5) days after the date of mailing by registered or certified mail, as the case may be, shall be the date of such notice.

     Section 11.2 Successors and Assigns. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns, and each and every successors-in-interest to any Member, whether such successor acquires such interest by way of gift, purchase, foreclosure or by any other method, and each shall hold such interest subject to all of the terms and provisions of this Agreement.

     Section 11.3 Amendments. No amendments may be made to this Agreement without the prior written consent of (i) the Manager Member and (ii) a vote of the Non-Manager Members owning of record two-thirds of the outstanding LLC Points then held by all Non-Manager Members, and, with respect to Sections 3.9, and 3.11 and Article VII and Article XI hereof, AMG; provided, however, that, without the vote, consent or approval of any other Member, the Manager Member shall make such amendments and additions to Schedule A hereto as are required by the provisions hereof; and, provided further, that the Manager Member may amend this Agreement to correct any printing, stenographic or clerical errors or omissions.

     Section 11.4 No Partition. No Member nor any successor-in-interest to any Member, shall have the right while this Agreement remains in effect to have the property of the LLC partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the LLC partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right. It is the intent of the Members that during the term of this Agreement, the rights of the Members and the Employee Stockholders and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Member or successors-in-interest to assign, transfer, sell or otherwise dispose of his interest in the LLC shall be subject to the limitations and restrictions of this Agreement.

     Section 11.5 No Waiver; Cumulative Remedies. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     Section 11.6 Dispute Resolution. The parties agree that any and all disputes, claims, or controversies arising out of or relating to this Agreement, the Employment Agreements, the Non Solicitation Agreements, the Incentive Program or any Promissory Note for Repurchase shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration shall be held in Massachusetts before a single arbitrator selected in accordance with Section 12 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial business experience in the investment advisory industry, and shall otherwise be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules. The parties covenant that they will participate in the arbitration in good faith and that they will share equally its costs except as otherwise provided herein. The provisions of this Section 11.6 shall be enforceable in any court of competent jurisdiction, and the parties shall bear their own costs in the event of any proceeding to enforce this Agreement except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. The parties may proceed to any court to obtain relief that is solely equitable in nature and for which no adequate remedy is available at law or to enforce arbitration decisions rendered in accordance with procedures set forth in this
Section 11.6.

     Section 11.7 Prior Agreements Superseded. This Agreement and the schedules and exhibits hereto supersede the prior understandings and agreements among the parties with respect to the subject matter hereof and thereof.

     Section 11.8 Captions. Titles or captions of Articles or Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     Section 11.9 Counterparts. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Members notwithstanding that all Members have not signed the same counterpart.

     Section 11.10 Applicable Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware, without applying the choice of law or conflicts of law provisions thereof. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts sitting in The Commonwealth of Massachusetts for any claim, suit or proceeding arising under this Agreement to enforce any arbitration award or obtain equitable relief and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 11.1 hereof. the parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions.

     Section 11.11 Interpretation. All terms herein using the singular shall include the plural; all terms using the plural shall include the singular; in each case, the term shall be as appropriate to the context of each sentence. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine and neuter, whichever shall be applicable.

     Section 11.12 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     Section 11.13 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of (i) any Member, (ii) any Employee Stockholder or (iii) the LLC, other than a Member who is also a creditor of the LLC.

                              [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF the Initial Non-Manager Members and the Manager Member have executed and delivered this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

                                    MANAGER MEMBER

Name and Signature                     Address

ESSEX INVESTMENT                       c/o Affiliated Managers Group, Inc.
MANAGEMENT COMPANY, INC.               Two International Place
                                       23rd Floor
                                       Boston, MA 02110

By:/s/ Nathaniel Dalton
   ----------------------------------
   Name: Nathaniel Dalton
   Title:



                                 NON-MANAGER MEMBERS

Name and Signature                     Address


/s/ Joseph C. McNay
---------------------------------
Joseph C. McNay                    c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ Stephen D. Cutler
---------------------------------
Stephen D. Cutler                  c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ Stephen R. Clark
---------------------------------
Stephen R. Clark                   c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ Roy L. Beane
---------------------------------
Roy L. Beane                       c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ R. Daniel Beckham
---------------------------------
R. Daniel Beckham                  c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ Pamela S. Cutrell
---------------------------------
Pamela S. Cutrell                  c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ Donald V. Dougherty
---------------------------------
Donald V. Dougherty                c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ Malcolm MacColl
---------------------------------
Malcolm MacColl                    c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ Christopher P. McConnell
---------------------------------
Christopher P. McConnell           c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ David J. McDonald
---------------------------------
David J. McDonald                  c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ Colin S. McNay
---------------------------------
Colin S. McNay                     c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ Hamilton Mehlman
---------------------------------
Hamilton Mehlman                   c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ Kimberly A. Molino
---------------------------------
Kimberly A. Molino                 c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ Ryen G. Munro
---------------------------------
Ryen G. Munro                      c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ A. Davis Noble
---------------------------------
A.Davis Noble                      c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

/s/ Susan P. Stickells
---------------------------------
Susan P. Stickells                 c/o Essex Investment Management Company, LLC
                                   125 High Street
                                   Boston, MA 02110

                                    ACKNOWLEDGMENT

     The undersigned is executing this Agreement solely to acknowledge and agree to be bound by the provisions of Section 3.11, Article VII and the relevant provisions of Article XI hereof.


AFFILIATED MANAGERS GROUP, INC.
Two International Place
23rd Floor
Boston, MA 02110


By: Nathaniel Dalton
    --------------------------------
Name: Nathaniel Dalton
Title: Senior Vice President

                                      SCHEDULE A


Member                      LLC Points               Capital Contribution

Essex Investment
 Management Company, Inc.     680                    $100,816,673.00
Joseph C. McNay                70                               7.00
Stephen D. Cutler              20                               2.00
Stephen R. Clark               20                               2.00
Roy L. Beane                   13                               1.30
R. Daniel Beckham              16                               1.60
Pamela S. Cutrell              13                               1.30
Donald V. Dougherty            13                               1.30
Malcolm MacColl                13                               1.30
Christopher P. McConnell       16                               1.60
David J. McDonald              13                               1.30
Colin S. McNay                 26                               2.60
Hamilton Mehlman               13                               1.30
Kimberly A. Molino             13                               1.30
Ryen G. Munro                  13                               1.30
A.Davis Noble                  13                               1.30
Susan P. Stickells             13                               1.30
Unvested                       22                               2.20

TOTAL                        1000                    $100,848,673.00





Addresses


     Essex Investment Management Company, Inc.
     c/o Affiliated Managers Group, Inc.
     Two International Place, 23rd Floor
     Boston, MA 02110

     Each of the above individuals can be contacted at:

     c/o Essex Investment Management Company, LLC
     125 High Street
     Boston, MA 02110